As filed with the Securities and Exchange Commission on October 19, 2026.

Registration Statement No. 333-297008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

Post-Effective Amendment No. 2

TO

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

NORTHSTAR EARTH & SPACE ENTERPRISES, INC.*
(Exact name of Registrant as Specified in its Charter)
N/A
(Translation of registrant’s name into English)

_____________________________

Canada	4899	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

384 Rue Saint-Jacques #300
Montreal, Québec H2Y 1S1
(514) 595-7474
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________

Beth Michelson
c/o NorthStar Earth & Space Systems, Inc.
1025 Post Road
Darien, CT 06820
(917) 669-2384
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

With copies to:

Alan I. Annex, Esq. Adam S. Namoury, Esq. Thomas Martin, Esq. Anthony Zangrillo, Esq. Greenberg Traurig, LLP One Vanderbilt Ave New York, NY 10017 (212) 801-6721	Daniel Borlack Aniko Pelland Stikeman Elliott LLP 199 Bay Street Suite 5300, Commerce Court West Toronto Ontario M5L 1B9 Canada (416) 869-5500

_____________________________

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the registration statement became effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment No. 2 to registration statement shall hereinafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Amendment (as defined below) is being filed to replace Post-Effective Amendment No. 2 to the Registration Statement filed on October 13, 2026 (Accession No. 0001213900-26-108754), which was withdrawn by New NorthStar’s (as defined below) application on Form AW filed on October 19, 2026.

This Post-Effective Amendment No. 2 (this “Amendment”) to Registration Statement No. 333-297008, declared effective as of August 12, 2026 and declared re-effective as of August 31, 2026 (as amended, the “Registration Statement”), is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by NorthStar Earth & Space Enterprises, Inc. (“New NorthStar”), as the successor to Viking Acquisition Corp. I, a Cayman Islands exempted company (“Viking”) to, among other things, (i) set forth additional information to reflect the Continuation (as defined below) and other material changes made in connection with or resulting from the succession, the closing of the Business Combination (as defined below) and as necessary to keep the Registration Statement from being misleading in any material respect, and (ii) provide financial statements and related notes of Viking and NorthStar Earth & Space Inc. (“NorthStar”).

On October 1, 2026 (the “Closing Date”), as contemplated by the Business Combination Agreement (as defined below) and described in the section titled “Proposal No. 2 — The Business Combination Proposal” of the final prospectus and definitive proxy statement of Viking, dated August 10, 2026, and the Post-Effective Amendment No. 1, dated August 24, 2026 (collectively, the “Proxy Statement/Prospectus”) and filed with the U.S. Securities and Exchange Commission (the “SEC”), Viking changed its jurisdiction of incorporation from the Cayman Islands to Canada, as described further below (the “Continuation”), and changed its name to “NorthStar Earth & Space Enterprises, Inc.” New NorthStar expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For the purposes of this Amendment and the Registration Statement, references to the “Company,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Closing Date, Viking, and, as of any time after the Closing Date, New NorthStar. The information contained in this Amendment sets forth additional information to reflect the Continuation. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Continuation will not reflect the change in our jurisdiction of incorporation or capital structure.

The Continuation was effected in the manner described in the section of the Registration Statement titled “Proposal No. 1 — The Continuation Proposal.” In the Continuation, Viking deregistered as a Cayman Islands exempted company pursuant to the Cayman Islands Companies Act (As Revised) and continued as a corporation existing under the Canada Business Corporations Act (“CBCA”). Promptly following the Continuation, New NorthStar, NorthStar and Viking NS Amalgamation Corp., a corporation existing under the CBCA and a wholly-owned direct subsidiary of Viking (“NewCo”) effected an arrangement under Section 192 of the CBCA pursuant to which, among other things, NewCo and NorthStar amalgamated (the “Amalgamation”) to form one corporate entity and NewCo survived the Amalgamation as a wholly-owned subsidiary of New NorthStar, and New NorthStar changed its corporate name to “NorthStar Earth & Space Enterprises, Inc.”

Prior to the Continuation, Viking effected the redemption of Class A ordinary shares of Viking, par value $0.0001 per share (the “Viking Class A Shares”), initially issued in Viking’s initial public offering (the “Viking Public Shares” and the holders of Viking Public Shares, the “Viking Public Shareholders”) that were validly submitted for redemption and not withdrawn.

In connection with the closing of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), (A) each outstanding Class A Share converted automatically into one common share of New NorthStar, no par value (the “Common Shares”) and (B) each outstanding Class B ordinary share of Viking, par value $0.0001 per share (the “Viking Class B Shares” and, together with the Viking Class A Shares, the “Viking Ordinary Shares”), converted first into a Viking Class A Share and then automatically into one Common Share.

Trading of New Northstar’s Common Shares and Public Warrants began on the NYSE American LLC (“NYSE American”) on October 2, 2026, under the new ticker symbols “NSTR” and “NSTR.WS,” respectively. Prior to the closing of the Business Combination, the Viking Class A Shares and Viking Warrants (as defined in the Proxy Statement/Prospectus) traded under the ticker symbols “VACI” and “VACI.WT,” respectively, on the New York Stock Exchange. The CUSIP numbers relating to New NorthStar’s Common Shares and Public Warrants changed to 666923107 and 666923115, respectively.

The rights of holders of Common Shares are now governed by the New NS Organizational Documents (as defined in the Proxy Statement/Prospectus) and the CBCA, each of which is described in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus formed part of the Registration Statement.

This Amendment sets forth additional information to reflect the Continuation, Amalgamation and other material changes made in connection with or resulting from the succession, the Business Combination contemplated by that certain business combination agreement, dated as of April 16, 2026 (as amended by the Amendment No. 1 to Business Combination Agreement, dated as of May 15, 2026 and Amendment No. 2 to Business Combination Agreement, dated as of July 15, 2026, the “Business Combination Agreement”), by and among Viking, NewCo and NorthStar, and to keep the Registration Statement from being misleading in any material respect. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Continuation will not reflect the change in the Company’s jurisdiction of incorporation, and before the effective date of the Business Combination will not reflect the change in the Company’s name or capital structure. On October 7, 2026, New NorthStar filed a Report on Form 20-F disclosing the closing of the Business Combination and certain related transactions.

The registration fees were paid at the time of filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

i

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 20-F (the “Form 20-F”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Viking and NorthStar, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”). The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the business combination.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, assumes that the Business Combination occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, assume that the Business Combination occurred on January 1, 2025, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New NorthStar’s financial condition or results of operations would have been had the Business Combination occurred on the date indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New NorthStar. The actual financial position and results of operations of New NorthStar may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Viking was derived from the unaudited financial statements of Viking as of and for the six months ended June 30, 2026 and the audited financial statements of Viking for the year ended December 31, 2025, which are incorporated by reference. The historical financial information of NorthStar was derived from the unaudited consolidated financial statements of NorthStar as of and for the six months ended June 30, 2026 and the audited consolidated financial statements of NorthStar for the year ended December 31, 2025, which are incorporated by reference. This information should be read together with Viking’s and NorthStar’s unaudited and audited financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Viking” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NorthStar” and other financial information, incorporated by reference.

Description of the Business Combination

On October 1, 2026 (the “Closing Date”), NorthStar Earth & Space Enterprises, Inc. (the “Company”), a corporation existing under the Canada Business Corporations Act (the “CBCA”), consummated its previously announced business combination pursuant to that certain business combination agreement, dated April 16, 2026, as amended on May 15, 2026 and July 15, 2026 (the “Business Combination Agreement”), by and among Viking Acquisition Corp. I, a Cayman Islands exempted company (“Viking”), NorthStar Earth & Space Inc., a corporation existing under the CBCA (“NorthStar”), and Viking NS Amalgamation Corp., a corporation existing under the CBCA and wholly owned subsidiary of Viking (“NewCo”).

The Business Combination Agreement provided for, among other things and subject to its terms and conditions: (i) the continuation of Viking from the Cayman Islands to Canada in accordance with the Cayman Islands Companies Act (As Revised) and the CBCA (the “Continuation”); (ii) an arrangement under Section 192 of the CBCA (the “Arrangement”), pursuant to which, among other things, NewCo and NorthStar amalgamated under the CBCA (the “Amalgamation”) to form one corporate entity, with NewCo surviving the Amalgamation as a wholly owned subsidiary of the Company (the “Amalgamated Company”); (iii) the change of the Viking’s corporate name to “NorthStar Earth & Space Enterprises, Inc.”; (iv) the adoption of new articles by the Company, pursuant to which all outstanding Viking Class A Shares were redesignated as New NS Common Shares, a new class of preferred shares was created and the Viking

Class B Shares were eliminated; (v) the exchange of NorthStar securities and equity awards for securities and equity awards of the Company; and (vi) the listing of the New NS Common Shares and New NS Public Warrants on the NYSE American LLC (“NYSE American”) (collectively, with the other transactions contemplated in the Business Combination Agreement and the documents contemplated therein, the “Business Combination”).

On or immediately prior to the Amalgamation and following the Continuation, among other things: (i) NorthStar completed the recapitalization contemplated by the Plan of Arrangement, including the conversion, exchange or amendment, as applicable, of its outstanding shares, convertible debentures, shareholder loans, warrants and options; (ii) the PIPE Financing was consummated pursuant to the PIPE Agreements, pursuant to which the PIPE Investors purchased NorthStar Ordinary Shares that were exchanged pursuant to the Amalgamation for an aggregate of 3,000,000 New NS Common Shares, for an aggregate purchase price of $30.0 million, and received NorthStar PIPE Warrants that were exchanged pursuant to the Amalgamation for New NS PIPE Warrants to acquire an aggregate of 3,000,000 New NS Common Shares at an exercise price of $11.50 per share; (iii) the Sponsor transferred an aggregate of 3,000,000 Viking Class B Shares to the PIPE Investors, proportionally to their respective investments in the PIPE Financing; (iv) each then-issued and outstanding Viking Class B Share was exchanged for one Viking Class A Share; (v) the articles of the Company were amended to, among other things, redesignate the Viking Class A Shares as New NS Common Shares, create an unlimited number of preferred shares, issuable in series, and eliminate the Viking Class B Shares; (vi) each then-issued and outstanding Viking Warrant was amended to become a New NS Warrant; and (vii) the Company issued 500,000 New NS Common Shares to the Sponsor pursuant to the Sponsor Letter Agreement.

On the Closing Date, pursuant to the Arrangement and the Amalgamation, (i) NorthStar and NewCo amalgamated under the CBCA to form one corporate entity, with NewCo surviving the Amalgamation as the Amalgamated Company, a wholly owned subsidiary of the Company; (ii) each then-issued and outstanding NorthStar Ordinary Share, other than any NorthStar Ordinary Shares in respect of which Dissent Rights were duly exercised, was exchanged for that number of New NS Common Shares equal to the Exchange Ratio; (iii) each then-issued and outstanding NorthStar PIPE Warrant was exchanged for one New NS PIPE Warrant to acquire one New NS Common Share at an exercise price of $11.50 per share, subject to adjustment; and (iv) each then-issued and outstanding NorthStar Option was exchanged for a New NS Exchange Option in accordance with the Plan of Arrangement. Following the Closing, up to 10,000,000 additional New NS Common Shares may be issued to the Earnout Recipients upon the achievement of the applicable revenue-based performance targets. The Sponsor will be entitled to receive 10% of any New NS Earnout Shares issued if the applicable trading-price condition set forth in the Sponsor Letter Agreement is satisfied.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Viking acquired all of the outstanding equity interests of NorthStar in the Business Combination, Viking was treated as the “acquired” company and NorthStar was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of NorthStar issuing stock for the net assets of Viking, accompanied by a recapitalization. The net assets of Viking were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of NorthStar.

NorthStar was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        The shareholders of NorthStar have the greatest voting interest in New NorthStar;

•        NorthStar comprises the ongoing operations of New NorthStar; and

•        NorthStar’s existing senior management is the senior management of New NorthStar.

The following table sets out share ownership of New NorthStar immediately following the Business Combination, excluding the dilutive effect of New NorthStar Earnout Shares, Viking Public Warrants, Viking Private Placement Warrants, NorthStar Warrants, NorthStar Options, and NorthStar PIPE Warrants:

Pro Forma Ownership	Shares	%
Public Shareholders	149,423	0.4%
Initial Shareholders(1)	5,826,667	14.1%
NorthStar Shareholders	29,346,764	71.0%
PIPE Investors(2)	6,000,000	14.5%
Total	41,322,854	100.0%

____________

(1)      Includes 4,666,667 Founder Shares (excluding 3,000,000 Founder Shares to be transferred by the Sponsor to the PIPE Investors), 660,000 Private Placement Shares, and 500,000 shares issued by Viking to the Sponsor at Closing for consideration of the Sponsor Letter.

(2)      Includes 3,000,000 PIPE Shares and 3,000,000 Founder Shares to be transferred by the Sponsor to the PIPE Investors (1,000,000 of which PIPE Shares will be issued to Pangaea, and 1,000,000 of which Founder Shares will be transferred to Pangaea). Of the 3,000,000 PIPE Shares, 679,109 shares were purchased by the PIPE Investors in the open market.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, are based on the unaudited and the audited historical financial statements of Viking and NorthStar. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2026

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Assets
Current assets
Cash	C$	434,080	C$	1,011,959	C$	32,995,643	A	C$	33,954,229
						12,157,010	C
						(174,947)	D
						(10,433,217)	E
						(2,036,299)	O

Prepaid insurance		—		99,518		348,312	E		447,830
Prepaid expenses		164,718		10,749		—			175,467
Accounts receivable		2,677,404		—		—			2,677,404
Other receivables		4,552,525		—		—			4,552,525
Total current assets		7,828,727		1,122,226		32,856,502			41,807,455

Long term prepaid insurance		—		33,172		—			33,172
Cash and marketable securities held in Trust Account		—		334,942,465		(325,320,868)	C		—
						(12,157,010)	C
						2,535,413	N
Property and equipment, net		2,051,015		—		—			2,051,015
Right of use assets		403,123		—		—			403,123
Prepaid expenses		1,421,000		—		—			1,421,000
Intangible assets, net		4,474,899		—		—			4,474,899
Total Assets	C$	16,178,764	C$	336,097,863	C$	(302,085,963)		C$	50,190,664

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	C$	15,357,737	C$	—	C$	(425,000)	E	C$	14,932,737
Accrued offering costs		—		120,843		—			120,843
Accrued expenses		—		1,469,783		(1,289,147)	E		180,636
Promissory notes		11,507,205		—		(1,996,513)	O		9,510,692
Short-term loans		2,284,860		—		—			2,284,860
Deferred revenue		2,641,990		—		—			2,641,990
Shareholder loans		5,550,639		—		(5,550,639)	F		—
Advance from a shareholder		1,985,004		—		—			1,985,004
Current portion of loan payable		2,408,335		—		—			2,408,335
Current portion of long-term debt		60,596		—		—			60,596
Lease liability, current		422,279		—		—			422,279
Total current liabilities		42,218,645		1,590,626		(9,261,299)			34,547,972

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2026 — (Continued)

	NorthStar (Historical)	Viking (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Deferred underwriting fee	—	13,079,456	(13,079,456)	D	—
Earnout Shares liability	—	—	109,148,060	L	109,148,060
Loan payable, net of current portion	10,591,665	—	—		10,591,665
Long-term debt, net of current portion	36,409	—	—		36,409
Convertible debentures	108,159,000	—	(108,159,000)	F	—
Non-convertible debentures	—	—	10,963,154	F	10,963,154
Total liabilities	161,005,719	14,670,082	(10,388,541)		165,287,260

Temporary equity
Viking class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value	—	334,942,465	(325,320,868)	C	—
			(12,157,010)	H
			2,535,413	N
NorthStar class A preferred shares, no par value, 250,000 shares issued and outstanding	25,000,000	—	(25,000,000)	F	—
NorthStar class B preferred shares, no par value, 355,401 shares issued and outstanding	32,535,234	—	(32,535,234)	F	—
NorthStar class B-1 preferred shares, no par value, 140,000 shares issued and outstanding	14,000,000	—	(14,000,000)	F	—
NorthStar class B common stock, $0.01 par value, 87,504 shares issued and outstanding	875	—	(875)	F	—

Shareholders’ (deficit) equity
Viking preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—		—
Viking class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 660,000 issued and outstanding	—	94	1,090	B	—
			118	H
			71	I
			(1,373)	J

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2026 — (Continued)

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Viking class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding		—		1,090		(1,090)	B		—
NorthStar class A common shares, $0.01 par value, 462,023 shares issued and outstanding		4,620		—		(4,620)	F		—
New NorthStar share capital		—		—		31,609,826	A		105,250,771
						174,287,214	F
						1,373	J
						(100,647,642)	M
Additional paid-in capital		3,939,897		—		1,385,817	A		—
						12,904,509	D
						(6,083,316)	E
						(48,729,419)	G
						12,156,892	H
						(71)	I
						32,926,109	K
						(109,148,060)	L
						100,647,642	M

Accumulated deficit		(219,933,415)		(13,515,868)		(2,287,442)	E		(219,973,201)
						48,729,419	G
						(32,926,109)	K
						(39,786)	O

Accumulated other comprehensive loss		(374,166)		—		—			(374,166)
Total shareholders’ (deficit) equity		(216,363,064)		(13,514,684)		114,781,152			(115,096,596)
Total liabilities and shareholders’ (deficit) equity	C$	16,178,764	C$	336,097,863	C$	(302,085,963)		C$	50,190,664

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Revenue
Services revenue	C$	8,354,971	C$	—	C$	—		C$	8,354,971
Grant income		330,600		—		—			330,600
		8,685,571		—		—			8,685,571

Operating Expenses:
Program and technical management		7,518,590		—		—			7,518,590
General and administrative expenses		10,751,346		2,143,551		(248,044)	BB		12,646,853
Sales and marketing expenses		1,780,506		—		—			1,780,506
Depreciation and amortization expenses		1,341,287		—		—			1,341,287
Loss from operations		(12,706,158)		(2,143,551)		248,044			(14,601,665)

Other Expense (Income):
Interest income on marketable securities held in Trust Account		—		(5,688,953)		5,688,953	AA		—
Interest income		(10,294)		—					(10,294)
Interest expenses		1,351,347		—		(329,546)	CC		912,778
						(109,023)	DD

Foreign exchange loss		147,894		—					147,894
Change in fair value of convertible debenture		9,265,000		—		(8,650,973)	CC		614,027
Gain on extinguishment of a liability		(3,040,000)		—					(3,040,000)
R&D tax credit		(1,689,601)		—					(1,689,601)
Total other expense (income), net		6,024,346		(5,688,953)		(3,400,589)			(3,065,196)
Net (loss) income	C$	(18,730,504)	C$	3,545,402	C$	3,648,633		C$	(11,536,469)
Basic and diluted net loss per Class A and Class B Common Stock	C$	(35.10)
Basic and diluted net income per share, Class A ordinary shares			C$	0.11
Basic and diluted net income per share, Class B ordinary shares			C$	0.11
Pro forma weighted average number of shares outstanding – basic and diluted									41,322,854
Pro forma net loss per share – basic and diluted								C$	(0.28)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Revenue
Services Revenue	C$	10,645,373	C$	—	C$	—		C$	10,645,373

Operating Expenses:
Program and technical management		10,288,464		—		—			10,288,464
General and administrative expenses		6,314,572		1,749,387		(83,290)	BB		7,980,669
Sales and marketing expenses		2,155,493		—		—			2,155,493
Depreciation and amortization expenses		2,686,362		—		—			2,686,362
Loss from operations		(10,799,518)		(1,749,387)		83,290			(12,465,615)

Other Expense (Income):
Interest income on marketable securities held in Trust Account		—		(1,910,140)		1,910,140	AA		—
Unrealized gain on marketable securities held in Trust Account		—		(127,540)		127,540	AA		—
Interest income		(24,907)		—		—			(24,907)
Interest expenses		2,333,936		—		(616,838)	CC		1,495,070
						(222,028)	DD

Foreign exchange gain		(43,514)		—		—			(43,514)
Change in fair value of convertible debenture		10,259,000		—		(9,257,822)	CC		1,001,178
R&D tax credit		(2,127,027)		—		—			(2,127,027)
Total other expense (income), net		10,397,488		(2,037,680)		(8,059,008)			300,800
Net (loss) income	C$	(21,197,006)	C$	288,293	C$	8,142,298		C$	(12,766,415)
Basic and diluted net loss per Class A and Class B Common Stock	C$	(40.98)
Basic net income per share, Class A ordinary shares			C$	0.01
Basic net income per share, Class B ordinary shares			C$	0.01
Diluted net income per share, Class A ordinary shares			C$	0.01
Diluted net income per share, Class B ordinary shares			C$	0.01
Pro forma weighted average number of shares outstanding – basic and diluted									41,322,854
Pro forma net loss per share – basic and diluted								C$	(0.31)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as NorthStar was determined to be the accounting acquirer, primarily due to the fact that NorthStar’s shareholders continue to control New NorthStar. Under this method of accounting, although Viking acquired all of the outstanding equity interests of NorthStar in the Business Combination, Viking was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of NorthStar issuing stock for the net assets of Viking, accompanied by a recapitalization. The net assets of Viking were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of NorthStar.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, assumes that the Business Combination and related transactions occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 present pro forma effect to the Business Combination as if it had been completed on January 1, 2025, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, has been prepared using, and should be read in conjunction with, the following:

•        Viking’s unaudited balance sheet as of June 30, 2026 and the related notes for the six months ended June 30, 2026, which are incorporated by reference; and

•        NorthStar’s unaudited consolidated balance sheet as of June 30, 2026 and the related notes for the six months ended June 30, 2026, which are incorporated by reference.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, have been prepared using, and should be read in conjunction with, the following:

•        Viking’s unaudited statement of operations for the six months ended June 30, 2026 and Viking’s audited statement of operations for the year ended December 31, 2025, and the related notes, which are incorporated by reference; and

•        NorthStar’s unaudited statement of operations for the six months ended June 30, 2026 and NorthStar’s audited consolidated statement of operations for the year ended December 31, 2025, and the related notes, which are incorporated by reference.

The historical financial statements of Viking have been translated into and are presented in CAD (as adjusted) for the purposes of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

•        at the period end exchange rate as of June 30, 2026 of $1.00 to C$1.42168 for the balance sheet;

•        the average exchange rate for the period from January 1, 2026 through June 30, 2026, of $1.00 to C$1.37802 for the statement of operations for the period ending on that date; and

•        the average exchange rate for the period from July 24, 2025 (inception) through December 31, 2025, of $1.00 to C$1.38817 for the statement of operations for the period ending on that date.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Viking believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Viking believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of New NorthStar would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of New NorthStar. They should be read in conjunction with the historical financial statements and notes thereto of Viking and NorthStar.

Accounting Policies

Upon consummation of the Business Combination, management of New NorthStar performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of New NorthStar did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments. The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the business combination.

The unaudited and audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. NorthStar and Viking have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statements of operations do not reflect a provision for income taxes or any amounts that would have resulted had New NorthStar filed consolidated income tax returns during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

(A)    Reflects the consummation of the PIPE Financing by NorthStar and the conversion of NorthStar PIPE Warrants and NorthStar PIPE Shares into 2,320,891 New NS Common Shares and 2,320,891 New NS Warrants upon the Closing.

(B)    Represents the conversion of Viking Class B Ordinary Shares into Viking Class A Ordinary Shares on a one-for-one basis.

(C)    Reflects the redemption of 22,171,468 Viking Public shares at a per share redemption price of C$14.67, for an aggregate payment of C$325.3 million and the liquidation and reclassification of C$12.2 million of cash and marketable securities held in Trust Account to cash that became available following the Business Combination.

(D)    Reflects the settlement of deferred underwriting fees upon the Closing of the Business Combination.

(E)    Reflects the payment of C$5.3 million of Viking transaction costs at the Closing of which C$1.3 million of these fees were accrued as of the pro forma balance sheet date. C$0.3 million related to the D&O insurance is reflected as an adjustment to prepaid insurance. The amount of C$2.3 million is reflected as an adjustment to accumulated deficit. The C$1.4 million of PIPE fees is reflected as an adjustment to additional paid-in capital. Viking transaction costs exclude the deferred underwriting fees included in (D) above.

Reflects the payment of C$5.1 million of NorthStar transaction costs at Closing of which C$0.4 million of these fees have been accrued as of the pro forma balance sheet date. The remaining amount of C$4.7 million is reflected as an adjustment to additional paid-in capital.

(F)    Represents the issuance of an aggregate of 29,346,764 New NS Common Shares to the existing shareholders and debtholders of NorthStar upon the Closing of the Business Combination.

(G)    Represents the elimination of Viking’s historical accumulated deficit after recording the transaction costs as described in Adjustment (E) above, and the expenses recognized on the Sponsor’s transfer of shares as described in Adjustment (K) below.

(H)    Reflects the reclassification of 828,532 Viking Class A Ordinary Shares subject to redemption to permanent equity.

(I)     Represents the issuance of 500,000 shares to the Sponsor by New NorthStar at Closing for consideration of the Sponsor Letter. Management determined that the issuance obligation of the 500,000 shares by New NorthStar is a freestanding, equity-linked share issuance obligation which is equity classified.

(J)     Represents the conversion of 9,655,199 Viking Class A Ordinary Shares into the same number of New NS Common Share.

(K)    Represents the impact of the fair value of the 3,000,000 Viking Class A Ordinary Shares transferred by the Sponsor to the PIPE Investors.

(L)    Reflects the estimated fair value of the Earnout Shares liability based on the assumptions used in the valuation. Changes in those assumptions could result in different fair value measurement and therefore could have affected the amounts presented in the pro forma financial information. Because the Earnout Shares are accounted for as a liability and remeasured at fair value at each reporting date, changes in assumptions used in the valuation model may result in significant non-cash gains or losses in future periods, which could materially affect the future combined results of operations.

The Earnout Shares were valued using a Monte Carlo simulation. Below are the significant assumptions used in the simulation:

Underlying Metric Volatility:	17.2%
Stock Volatility:	57.3%
Required Revenue Metric Risk Premium (Continuous)	4.8%
Correlation Coefficient	0.34
Stock price:	$7.72

(M)   Represents the reclassification within equity to reflect no par common stock.

(N)    Reflects the interest earned in the Trust account subsequent to June 30, 2026 of C$2.5 million and the accretion of ordinary shares subject to possible redemption of C$2.5 million.

(O)    Reflects the repayment of promissory notes upon the Closing of Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, are as follows:

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025, the beginning of the earliest period presented.

(BB) Represents the elimination of administrative service compensation that is ceased paying upon the Business Combination. Commencing on October 31, 2025, the date that Viking’s securities are first listed in New York Stock Exchange, Viking agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination, Viking ceased paying these monthly fees.

(CC) Represents the elimination of interest expense and change in fair value on the shareholder loans and convertible debentures after giving effect the Business Combination as if it had occurred on January 1, 2025.

(DD) Represents the elimination of interest expense on the promissory notes after giving effect the Business Combination as if it had occurred on January 1, 2025.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows:

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025, the beginning of the earliest period presented.

(BB) Represents the elimination of administrative service compensation that is ceased paying upon the Business Combination. Commencing on October 31, 2025, the date that Viking’s securities are first listed in New York Stock Exchange, Viking agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination, Viking ceased paying these monthly fees.

(CC) Represents the elimination of interest expense and change in fair value on the shareholder loans and convertible debentures after giving effect the Business Combination as if it had occurred on January 1, 2025.

(DD) Represents the elimination of interest expense on the promissory notes after giving effect the Business Combination as if it had occurred on January 1, 2025.

Loss per share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New NorthStar’s shares outstanding, assuming the Business Combination occurred on January 1, 2025, the beginning of the earliest periods presented.

	As of and for the Six Months Ended June 30, 2026
Net loss	C$	(11,536,469)
Shareholders’ deficit		(115,096,596)
Weighted average shares outstanding(1)		41,322,854
Net loss per common share, basic and diluted	C$	(0.28)
Book deficit per share	C$	(2.79)
	For the Year Ended December 31, 2025
Net loss	C$	(12,766,415)
Weighted average shares outstanding(1)		41,322,854
Net loss per common share, basic and diluted	C$	(0.31)

____________

(1)      For the purposes of calculating diluted earnings per share, all the shares underlying the Viking Public Warrants, Viking Private Placement Warrants, NorthStar Warrants, NorthStar Options, NorthStar PIPE Warrants, and Earnout Shares should have been assumed to have been issued. However, since this results in anti-dilution, the effect of such issuance was not included in calculation of diluted loss per share.

NORTHSTAR MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(Expressed in thousands of CAD dollars, except as otherwise noted and per share amounts)

The following discussion and analysis provide information which NorthStar’s management believes is relevant to an assessment and understanding of NorthStar’s consolidated results of operations and financial condition. The discussion should be read together with the audited consolidated financial statements of NorthStar for the years ended December 31, 2025, and 2024 and the related notes, prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), the unaudited interim consolidated financial statements of NorthStar for the three and six months ended June 30, 2026, and 2025 and the related notes, and the unaudited pro forma condensed combined financial information that is included elsewhere in the Proxy Statement/Prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information” within the Proxy Statement/Prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. NorthStar’s actual results may differ materially from those anticipated in these forward-looking statements, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” because of various factors, including those set forth under “Risk Factors” or in other parts of the Proxy Statement/Prospectus. All references to $, USD, or dollar herein are to U.S. dollars. All references to C$, CAD are to Canadian dollars. All references to EUR or € are to Euro.

For purposes of this section, NorthStar Earth & Space Inc. is also referenced as the “Company,” “we,” “us,” or “our”.

Overview

NorthStar is a data analytics company developing a dedicated infrastructure for space-based Space Situational and Domain Awareness (“SSDA”). We are a highly differentiated space data analytics company that monitors activity in space and provides early detection and tracking of active space threats that come from deliberate maneuvers in space. We fuse optical data from third-party spacecrafts that host sensors dedicated to our mission and designed to our specifications with other satellite-based sensors and combine these inputs with ground-based radar, optical, and RF data from partner networks, delivering real-time resident space object (“RSO”) detection, tracking, and analytics to defense, civil-space, and commercial operators. Our extensive development portfolio includes orbital dynamics and machine learning algorithms for a variety of applications for SSDA and space traffic management (“STM”).

Recent Developments

Business Combination

On April 16, 2026, NorthStar entered into a Business Combination Agreement (the “Business Combination”) with Viking Acquisition Corporation I (“Viking”), a special purpose acquisition company, providing for a Business Combination.

Pursuant to the Business Combination Agreement, among other things, Viking continued as a corporation existing under the CBCA in accordance with the Companies Act and the CBCA, as New NorthStar and, promptly following the Continuation, New NorthStar, NorthStar and NewCo affected the Arrangement under Section 192 of the CBCA in accordance with the Plan of Arrangement, pursuant to which, among other things, NewCo and NorthStar amalgamated (the “Amalgamation”) to form one corporate entity and NewCo survived the Amalgamation as a wholly owned subsidiary of New NorthStar and the other transactions contemplated by the Plan of Arrangement were consummated.

Following the Closing of the Business Combination:

•        NorthStar securityholders received common shares of New NorthStar.

•        Viking’s public shareholders hold common shares of the combined company on a one-for-one conversion basis.

•        the combined company’s securities are listed on NYSE American under the ticker symbols “NSTR” and “NSTR.WS.”

The transaction is expected to provide NorthStar with access to capital to support the cost of sensors, their integration and deployment on hosted payloads, and associated non-recurring engineering, as well as to fund continued investment in product development and operational expansion.

Upon consummation of the transaction, the historical financial statements of NorthStar represent the financial statements of the combined company for accounting purposes, and the transaction is accounted for as a reverse recapitalization.

Thales Alenia Space France Promissory Note Modification

On April 29, 2026, the Company entered into a new agreement with Thales Alenia Space France for the repayments of its promissory note. Under this agreement, the Company agreed to (i) immediately upon signature of the agreement to pay 150,000 EUR to TAS as a reduction of the outstanding remaining balance, and (ii) pay thereafter on or before the 20th business day of each calendar month. The outstanding balance under the agreement was EUR 1,356,456 at April 29, 2026, which was reduced to EUR 1,206,456 following the immediate payment of EUR 150,000 at signing. The agreement matures on December 31, 2026.

LuxIMPULSE

NorthStar Europe has a multi-phase framework contract with the European Space Agency (“ESA”) under the LuxIMPULSE program that supports the development and commercialization of its space traffic management system. During the six months ended June 30, 2026, NorthStar began the fourth phase of development. In the fourth phase, NorthStar is expanding its space safety service offering to satellite operators through enhancements to data fusion, quality control, and user experience, as well as the introduction of Launch and Early Orbit Phase (“LEOP”) analysis capabilities.

Management believes the technology and capabilities developed under the LuxIMPULSE program may have broader commercial applications for satellite operators beyond NorthStar’s work with ESA. NorthStar has not yet entered into commercial contracts based on these capabilities, and there can be no assurance that it will do so, or that any such commercialization efforts will generate material revenue.

Additionally, management believes its capabilities developed under the LuxIMPULSE program may be relevant to addressing new regulatory requirements relating to space traffic management and space safety if the European Commission adopts the EU Space Act in its current or a similar form. There can be no assurance that it will be adopted or will not be materially revised during the legislative process.

Spire Litigation

On March 1, 2022, NorthStar entered into a space-as-a-service contract (the “Spire Agreement”) with Spire Global Subsidiary, Inc. (“Spire”) pursuant to which Spire agreed to manufacture, launch and operate four satellites, providing the infrastructure to deliver images and data from space to NorthStar for use with NorthStar’s patented situational awareness technology. In addition to NorthStar’s upfront payments to Spire under the Spire Agreement, Spire agreed to provide NorthStar with US$4,500,000 in vendor financing for services to be rendered by Spire to NorthStar thereunder, through a promissory note bearing interest at an annual rate of 14% from October 20, 2023 to October 20, 2024 and increased to 18% from October 21, 2024 to July 31, 2026.

The four satellites were launched in January 2024. One satellite was lost in space, and the other satellites did not function in accordance with the Spire Agreement’s requirements. Among other things, NorthStar asserted that Spire failed to manufacture and launch four replacement satellites at no additional cost to NorthStar, as required by the Spire Agreement.

On September 30, 2024, NorthStar initiated arbitration proceedings before the International Court of Arbitration of the International Chamber of Commerce (“ICC”) seeking monetary damages and other relief relating to the Spire Agreement. On July 31, 2026, an ICC tribunal issued an award which dismissed NorthStar’s claims and granted Spire’s counterclaim in part. Pursuant to the award, NorthStar was directed to pay to Spire amounts due under the Spire promissory note of US$ 6,759,035, including accrued interest of US$ 2,259,035 for the period from October 20, 2023 to July 31, 2026, as reflected on the accompany condensed consolidated balance sheet as C$9,510,693, including accrued interest of C$906,055. Damages of Spire and legal/arbitration fees and expenses of Spire of C$7,607,588, including accrued interest of C$158,165. This liability has been recorded in general and administrative expense, and in program and technical management. In connection with this decision, NorthStar has reversed the liability of C$3,040,000 associated with the Variable Interest Entity.

Trends and Factors Affecting Our Performance

Our results of operations and financial condition are influenced by several key factors, including:

•        Customer acquisition and retention

•        Revenue growth and pricing dynamics

•        Cost of revenue and gross margin expansion

•        Investment in research and development

•        Scalability of operating infrastructure

•        Geopolitical and regulatory conditions

Components of Results of Operations

Basis of Presentation

Our financial statements are presented in Canadian Dollars “C$”, the parent company’s functional currency, and have been prepared in accordance with U.S. GAAP and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

Revenue

Our revenue is derived primarily from contracts with customers to provide engineering, research, technical, and data services.

Operating Expenses

Operating expenses consist of program and technical management expenses, sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses.

Other Expenses, net

Other expenses, net consists of interest income generated from our cash accounts, interest expenses incurred on our outstanding debt obligations, change in fair value of convertible debentures, and research and development tax credits.

Results of Operations

Comparison of the three months ended June 30, 2026 and 2025

Our results of operations for the periods indicated are summarized in the table below:

	For the three months ended June 30		Variance
	2026 C$	2025 C$	Change C$	Change C$
Revenue
Services revenue	5,994,464	4,225,877	1,768,587	42%
Grant revenue	80,800	0	80,800
	6,075,264	4,225,877	1,849,387	44%
Operating Expenses:
Program and technical management	4,818,060	2,460,622	(2,357,438)	-96%
General and administrative expenses	9,563,473	658,666	(8,904,807)	-1352%
Sales and marketing expenses	1,267,220	637,691	(629,529)	-99%
Depreciation and amortization expenses	670,751	673,058	2,307	0%
Loss from operations	(10,244,240)	(204,160)	(10,040,080)	-4918%

	For the three months ended June 30		Variance
	2026 C$	2025 C$	Change C$	Change C$
Other Expenses (income)
Interest income	(6,226)	—	6,226
Interest expenses	687,244	516,609	(170,635)	-33%
Foreign exchange (gain) loss	87,460	(83,249)	(170,709)	-205%
Change in fair value of convertible debentures	858,000	2,880,637	2,022,637	70%
Gain on extinguishment of a liability	(3,040,000)	—	3,040,000
R&D tax credit	(546,169)	(409,187)	136,982	33%
Net loss	(8,284,549)	(3,108,970)	(5,175,579)	-166%

Comparison of the six months ended June 30, 2026 and 2025

Our results of operations for the periods indicated are summarized in the table below:

	For the six months ended June 30		Variance
	2026 C$	2025 C$	Change C$	Change C$
Revenue
Services revenue	8,354,971	6,068,654	2,286,317	38%
Grant revenue	330,600	—	330,600
	8,685,571	6,068,654	2,616,917	43%
Operating Expenses:
Program and technical management	7,518,590	4,840,837	(2,677,753)	-55%
General and administrative expenses	10,751,346	1,633,709	(9,117,637)	-558%
Sales and marketing expenses	1,780,506	1,145,592	(634,914)	-55%
Depreciation and amortization expenses	1,341,287	1,346,058	4,771	0%
Loss from operations	(12,706,158)	(2,897,542)	(9,808,616)	-339%

Other Expenses (income)
Interest income	(10,294)	(2,498)	7,796	312%
Interest expenses	1,351,347	1,022,219	(329,128)	-32%
Foreign exchange (gain) loss	147,894	(23,115)	(171,009)	-740%
Change in fair value of convertible debentures	9,265,000	5,761,275	(3,503,725)	-61%
Gain on extinguishment of a liability	(3,040,000)	—	3,040,000
R&D tax credit	(1,689,601)	(1,177,142)	512,459	44%
Net loss	(18,730,504)	(8,478,281)	(10,252,223)	-121%

Revenue

For the three months ended June 30, 2026

Revenue increased by C$1.9 million, or $44%, to C$6.1 million for the three months ended June 30, 2026 from C$4.2 million for the three months ended June 30, 2025. C$4.7 million of the increase was attributable to revenue recognized under new contracts entered into during the period, partially offset by the wind-down of services under certain contracts of C$2.0 million, and due to decrease in a contract of C$0.8 million.

For the three months ended June 30, 2026, revenue was C$6.1 million, of which 100% of the revenue was derived from contracts with government agencies and other public-sector customers. Our top three customers accounted for approximately 98% of total revenue for three months ended June 30, 2026. In addition, C$1.4 million, or 22% of revenue for the three months ended June 30, 2026 was recurring in nature, consisting primarily of subscription-based data analytics services, recurring service arrangements, ongoing monitoring services and research and development contracts.

For the six months ended June 30, 2026

Revenue increased by C$2.6 million, or 43%, to C$8.7 million for the six months ended June 30, 2026 from C$6.1 million for the six months ended June 30, 2025. C$6.7 million of the increase was attributable to revenue recognized under new contracts entered into during the period, partially offset by the wind-down of services under certain contracts of C$2.5 million, and due to decrease in a contract of C$0.9 million.

For the six months ended June 30, 2026, revenue was C$8.7 million, of which 100% of the revenue was derived from contracts with government agencies and other public-sector customers. Our top three customers accounted for 84% of total revenue for six months ended June 30, 2026. In addition, C$1.8 million, or 20% of revenue for the six months ended June 30, 2026 was recurring in nature, consisting primarily of subscription-based data analytics services, recurring service arrangements, ongoing monitoring services and research and development contracts.

Program and technical management

For the three months ended June 30, 2026

Program and technical management expenses increased by C$2.4 million, or 96%, to C$4.8 million for the period ended June 30, 2026 from C$2.5 million for the three months ended June 30, 2025. The increase reflected higher third-party data acquisition costs of C$0.6 million and elevated processing costs commensurate with expanded data volumes of C$0.2 million, compensation costs from increased headcount of C$0.4 million, as well as C$1.2 million of expenses of Spire that was directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement.

For the six months ended June 30, 2026

Program and technical management expenses increased by C$2.7 million, or 55%, to C$7.5 million for the period ended June 30, 2026 from C$4.8 million for the six months ended June 30, 2025. The increase reflected higher third-party data acquisition costs of C$0.7 million, elevated processing costs commensurate with expanded data volumes of C$0.4 million, compensation costs from increased headcount of C$0.4 million, as well as C$1.2 million of expenses of Spire that was directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement.

General and administrative

For the three months ended June 30, 2026

General and administrative expenses increased by C$8.9 million to C$9.6 million for the three months ended June 30, 2026 from C$0.7 million for the three months ended June 30, 2025. The increase was driven by higher litigation legal fees/arbitration costs of C$8.3 million, including C$6.3 million of legal fees/arbitration costs of Spire that were directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement, as well as audit and accounting fees of C$0.4 million incurred in connection with the merger.

For the six months ended June 30, 2026

General and administrative expenses increased by C$9.1 million to C$10.8 million for the six months ended June 30, 2026 from C$1.6 million for the six months ended June 30, 2025. The increase was driven by higher litigation legal fees/arbitration costs of C$8.3 million, including C$6.3 million of legal fees/arbitration costs of Spire that were directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement, as well as audit and accounting fees of C$0.6 million incurred in connection with the merger.

Sales and Marketing expenses

For the three months ended June 30, 2026

Sales and marketing expenses increased by C$0.6 million to C$1.3 million for the three months ended June 30, 2026 from C$0.6 million for the three months ended June 30, 2025. The increase was driven by higher communication expenses of C$0.6 million in connection with the merger.

For the six months ended June 30, 2026

Sales and marketing expenses increased by C$0.6 million to C$1.8 million for the six months ended June 30, 2026 from C$1.1 million for the three months ended June 30, 2025. The increase was driven by higher communication expenses in connection with the merger.

Interest expenses

For the three months ended June 30, 2026

Interest expenses increased by C$0.2 million, or 35%, to C$0.7 million for the three months ended June 30, 2026 from C$0.5 million for the period June 30, 2025. The increase was driven by the increase in interest rate of a promissory note during the three months June 30, 2026, compared to the prior period.

For the six months ended June 30, 2026

Interest expenses increased by C$0.3 million, or 33%, to C$1.4 million for the six months ended June 30, 2026 from C$1.0 million for the period June 30, 2025. The increase was driven by the increase in interest rate of a promissory note during the six months June 30, 2026, compared to the prior period.

Change in fair value of convertible debentures

For the three months ended June 30, 2026

Change in fair value of convertible debentures increased to C$0.8 million for the three months ended June 30, 2026, as a result of the fair value of convertible debentures increasing from C$107.3 million to C$108.2 million. The increase was driven by the accretion of three months of interest totaling C$2.6 million, and it was partially offset by the impact of estimated conversion date and by the accrued interest ceased on June 30, 2026 of C$1.8 million.

For the six months ended June 30, 2026

Change in fair value of convertible debentures increased to C$9.2 million for the six months ended June 30, 2026, as a result of the fair value of convertible debentures increased from C$98.9 million to C$108.2 million. The increase was driven by an appreciation of the enterprise value totaling C$4.7 million attributable to an increase in our forecasted by the accretion of six months of interest totaling C$4.5 million.

R&D tax credit

For the three months ended June 30, 2026

R&D tax credit increased by C$0.1 million, or 33%, to C$0.5 million for the three months ended June 30, 2026 from C$0.4 million for the three months ended June 30, 2025. The increase reflected higher enhanced eligibility and higher expenditure limits introduced by the Canadian federal government.

For the six months ended June 30, 2026

R&D tax credit increased by C$0.5 million, or 44%, to C$1.7 million for the six months ended June 30, 2026 from C$1.2 million for the six months ended June 30, 2025. The increase reflected higher enhanced eligibility and higher expenditure limits introduced by the Canadian federal government.

Comparison of the Years Ended December 31, 2025 and 2024

Our results of operations for the periods indicated are summarized in the table below:

	For the years ended December 31,				Variance
	2025 C$		2024 C$		Change C$		Change %
Revenue
Services Revenue	C$	10,645,373	C$	8,375,737	C$	2,269,636	27%

Operating Expenses
Program and technical management		10,288,464		9,634,544		(653,920)	(7)%
General and administrative expenses		6,314,572		5,269,195		(1,045,377)	(20)%
Sales and marketing expenses		2,155,493		3,243,384		1,087,891	34%
Depreciation and amortization expenses		2,686,362		2,682,872		(3,490)	(0.1)%
Impairment of setup fees and launch costs		—		10,198,603		10,198,603	100.0%

Loss from Operations		(10,799,518)		(22,652,861)		11,853,343	52%

Other Expenses, net:
Interest income		(24,907)		(91,219)		(66,312)	(73)%
Interest expenses		2,333,936		1,274,135		(1,059,801)	(83)%
Foreign exchange loss (gain)		(43,514)		143,932		187,446	130%
Change in fair value of convertible debenture		10,259,000		5,347,000		(4,912,000)	(92)%
R&D tax credit		(2,127,027)		(1,958,302)		168,725	9%
Net loss	C$	(21,197,006)	C$	(27,368,407)	C$	6,171,401	23%

Revenue

Revenue increased by C$2.3 million, or 27%, to C$10.6 million for the year ended December 31, 2025 from C$8.4 million for the year ended December 31, 2024. The increase was driven 91% from existing customers and 9% from new customers.

For the year ended December 31, 2025, revenue was C$10.6 million, 100% of the revenue was derived from contracts with government agencies and other public-sector customers. Our top three customers accounted for approximately 91% of total revenue for the year ended December 31, 2025. In addition, approximately C$9.7 million, or 91%, of revenue for the year ended December 31, 2025 was recurring in nature, consisting primarily of subscription-based data analytics services, ongoing monitoring services and research and development contracts, while approximately C$0.9 million, or 9%, was non-recurring or project-based, consisting primarily of research and development contracts.

Program and technical management

Program and technical management expenses increased by C$0.6 million, or 7%, to C$10.3 million for the year ended December 31, 2025 from C$9.6 million for the year ended December 31, 2024. The increase was driven 3.3% by higher purchases of third-party data and increased Amazon Web Services (“AWS”) costs related to processing larger data volumes, as our data center is hosted on AWS.

General and administrative

General and administrative expenses increased by C$1.0 million, or 20%, to C$6.3 million for the year ended December 31, 2025 from C$5.3 million for the year ended December 31, 2024. The increase was driven 30% by higher legal fees due to Spire litigation; the unfavorable variance was partially offset by departed employees and consultants that were not replaced.

Sales and marketing

Sales and marketing expenses decreased by C$1.1 million, or 34%, to C$2.2 million for the year ended December 31, 2025 from C$3.2 million for the year ended December 31, 2024. The decrease was driven 10% by departed employees and 22% by departed consultants that were not replaced.

Depreciation and amortization

Depreciation and amortization expenses were C$2.69 million for the year ended December 31, 2025, compared to C$2.68 million for the year ended December 31, 2024.

Impairment of setup fees and launch costs

Impairment of setup fees and launch costs were nil for the year ended December 31, 2025, compared to C$10.2 million for the year ended December 31, 2024. The decrease was driven entirely by the impairment loss of setup fees and launch costs that were recorded in 2024 due to the failures of the satellites resulting in the inability to retrieve a certain number of images per day pursuant to a Service Level Agreement, which defined the number and quality of those images.

Interest expenses

Interest expenses increased by C$1.1 million, or -83%, to C$2.3 million for the year ended December 31, 2025 from C$1.3 million for the year ended December 31, 2024. The increase was driven entirely by higher interest expenses due to the increase in shareholder loans, increase of the fixed and variable interest rate of the promissory notes, and the increase of compounded interest expense.

Change in fair value of convertible debenture

Change in fair value of convertible debenture increased by C$4.9 million, or -92%, to C$10.3 million for the year ended December 31, 2025 from C$5.3 million for the year ended December 31, 2024. The increase was driven entirely by the increase in accrued interest for the year 2025.

R&D tax credit

R&D tax credit increased by C$0.2 million, or 9%, to C$2.1 million for the year ended December 31, 2025 from C$1.9 million for the year ended December 31, 2024. The increase was driven entirely by higher enhanced eligibility and higher expenditure limits introduced by the Canadian federal government.

Government assistance

Government assistance consists of contribution received from Canadian Space Agency Class Grant and Contribution Program to Support Research, Awareness and Learning in Space Science and Technology (“CSA-STDP”) of C$0.2 million for the funding of a project called “Advancing SSA Data Processing Performance.”

Amounts received from above government assistance program were reflected as reductions of expenses in the consolidated financial statements.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations, and other commitments. We assess liquidity in terms of our cash flows from operations and their sufficiency to fund our operating and investing activities.

For the three months ended June 30, 2026 and 2025, we incurred net losses of C$8.3 million and C$3.1 million, respectively, and for the six months ended June 30, 2026 and 2025, we incurred net losses of C$18.7 million and C$8.5 million, respectively. We expect to incur additional losses and increased expenses in future periods as we continue to scale our business, invest in research and development efforts, increase employee headcount and incur additional expenses associated with being a public company.

We expect our capital expenditures and working capital requirements to increase as we scale our business and our commercialization efforts and become a public company. Achieving future profitability will depend on our ability to scale our business, grow our customer base and deployments, manage our expenses, and otherwise successfully execute our business and marketing strategy, obtain adequate financing to fund our business plan and hire and retain appropriate personnel. To date, we have financed our operations primarily from sales of redeemable convertible debentures, preferred stock, governmental loans, and common shares, as well as cash flows from our operations. Following the consummation of the Business Combination, we expect to initially finance our operations with the cash on hand from the Closing and, in the future, may seek additional equity or debt financing to support our continued operations and growth.

Although PIPE Investors have subscribed equity investments that are expected to yield gross proceeds of $30 million, the total amount of cash on hand following the Business Combination is uncertain because we cannot predict the amount of redemptions by Public Shareholders in connection with the Closing of the Business Combination. Even if Public Shareholders redeem 100% of the Public Shares, we expect that our cash on hand will be sufficient to meet our capital requirements for at least one year from the Closing. If the net cash proceeds from the Business Combination are less than expected, we would reduce the pace of our purchase and launch of sensors.

Contractual Obligations, Commitments and Contingencies

Contractual obligations, commitment and contingencies include the following as of June 30, 2026:

•        The Company’s commitment under operating lease relating to office premises amount to approximately present value of lease liabilities of C$0.4 million.

•        Contractual obligations include the following debts:

Short-term debt:

•        Shareholder loans of C$5.6 million

•        Short-term loans of C$2.3 million

•        Advance from a shareholder of C$2.0 million

•        Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”) — current portion of loan payable C$1.5 million

•        Repayment contribution received from Strategic Innovation Fund (“SIF”) — current portion of loan payable C$1.0 million

•        Promissory notes of C$11.5 million

•        Leasehold improvement financing-current portion of long-term debt C$0.06 million

Long-term debts

•        Repayment contribution received from Strategic Innovation Fund (“SIF”) of C$8.5 million

•        Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”) of C$2.0 million

•        Leasehold improvement financing — long-term debt C$0.04 million

•        Convertible debentures of C$108.2 million

Effective June 30, 2026, the Company entered into an agreement with a satellite operator (the “Vendor”) to integrate ten (10) of the Company’s proprietary (in respect of design and operation) payloads (the “Payloads”) to be hosted on certain of the Vendor’s ’satellites. (each satellite hosting a Company Payload, a “Host Satellite”). The agreement enables the Company to conduct operations, and provide services to its customers, utilizing the satellite and communications infrastructure provided by the Vendor.

The Company committed US$3,550,000 for the installation, integration, and launch of the Payloads, of which US$ 1,000,000 (C$1,421,000) was recorded as long-term prepaid expenses in the accompanying consolidated financial statements. The remaining balance is expected to be disbursed as follows:

2026	US$	1,600,000
2027	US$	280,000
2028	US$	670,000

Separately on January 28, 2026, the Company signed an ATP with a Vendor for a commencement of the design and fabrication of four optical Payloads and US$ 829,500 were paid during this phase. On July 16, 2026, the Company entered into a full contract agreement with the same Vendor to develop the four optical payloads for contract value US$7,277,808 including amounts previously paid as per the ATP.

Historical Cash Flows

Our consolidated cash flows from operating, investing and financing activities were as follows:

	For the six months ended June 30,
	2026 C$		2025 C$
Cash used in operating activities	C$	(1,833,232)	C$	(2,060,878)
Cash used in investing activities	C$	(861,339)	C$	(32,684)
Cash provided by financing activities	C$	1,715,681	C$	2,549,818

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2026 was C$1.8 million, reflecting a net loss of C$18.7 million, offset by C$9.1 million of non-cash adjustments. This is primarily as a result of a C$9.2 million change in the fair value of convertible debentures, C$1.3 million of depreciation and amortization, and C$1.2 million of interest expense, and reversal of VIE liability of $3.0 million — together with a C$7.8 million source of cash from changes in operating assets and liabilities, driven primarily by a C$11.1 million increase in accounts payable and accrued liabilities, a C$1.8 million increase in accounts receivable, a C$1.9 million increase in other receivables and a C$0.5 million increase in deferred revenue.

Net cash used in operating activities for the six months ended June 30, 2025 was C$2.1 million, reflecting a net loss of C$8.5 million, offset by C$8.7 million of non-cash adjustments primarily as a result of a C$5.8 million change in the fair value of convertible debenture, C$1.3 million of depreciation and amortization, and C$1.0 million of interest expense. This is partially offset by a C$2.3 million use of cash from changes in operating assets and liabilities, driven primarily by a C$0.9 million increase in other receivables, a C$0.5 million decrease in accounts receivable, C$0.5 million decrease in deferred revenue, C$1.0 million increase in accounts payable and accrued liabilities.

Investing Activities

Net cash used in investing activities was a C$0.9 million for the six months ended June 30, 2026, compared to flat for the six months ended June 30, 2025. Net cash used in investing activities for the six months ended June 30, 2026 reflects payment made to a vendor to construct four optical payloads that will be used to provide services to customers once construction completes and the assets are placed into service.

Financing Activities

Net cash provided in financing activities was a C$1.7 million for the six months ended June 30, 2026, compared to net cash provided by financing activities for C$2.5 million for the six months ended June 30, 2025. Net cash used in financing activities for the three months ended June 30, 2026, reflects repayment on promissory note of C$0.2 million, offset by proceed from advance from a shareholder of C$2.0 million.

Net cash provided by financing activities for the six months ended June 30, 2025, reflects proceeds from shareholder loans of C$1.0 million, and research and development financing of C$1.7 million, partially offset by repayments on other long-term debt obligations of C$0.1 million.

Critical Accounting Estimates

Our condensed consolidated financial statements and the related notes included elsewhere in the Proxy Statement/Prospectus are prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make certain estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as related disclosures. We base our estimates on historical expense and on various other assumptions that we believe to be reasonable under the circumstances. Changes in accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates on an ongoing basis. To the extent that there are material differences between these estimates and our actual result, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

We believe that the following critical accounting policies involve a greater degree of judgment or complexity than our other accounting policies. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our condensed consolidated financial condition and results of operations.

Revenue recognition

The Company generates revenue from services provided under fixed-price contracts with government and government-agency customers, which typically vary from one to four years. The Company recognized revenue in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenue is recognized when control of promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company applies this standard only to contracts where it is probable that the consideration to which it is entitled will be collected.

At contract inception, the Company assesses the services promised within each contract to identify performance obligations and determine whether each promised service is distinct. The Company’s contracts may include promises to transfer multiple services and determining whether services represent distinct performance obligations that should be accounted for separately or together may require judgment.

Continuous service contracts typically require the Company to “stand-ready” to deliver data products over the contractual term daily. The availability of the data products could be intermittent and result in a day when a data product is not delivered. There are no minimum annual or contractual guarantees for data products, and there are no adjustments to the transaction price for days when a data product is not available. Accordingly, the transaction price is recognized on a straight-line basis over the contract term beginning on the commencement date stated in the contract.

Milestone contracts typically provide customers with engineering, research, and technical services. The company measures progress toward satisfaction of the performance obligation over time using an output method based on the achievement of specified milestones, including satisfactory completion of design reviews, development plans, testing plans, validation tests, and verification tests, among others.

Revenue is recognized upon achievement of each milestone representing an evaluation of the nature of services provided, the significance of the deliverables completed, and the relative value transferred to the customer at each stage of the project and is prepared in consultation with members of accounting, engineering, and operations who have significant experience in achieving such milestones to correlate to the entity’s progress.

The Company reviews its measure of progress throughout the contract term and updates estimates as necessary to ensure revenue recognition reflects the transfer of control of services to customers.

The Company receives payments from customers based on billing schedules established in each contract. Upfront payments and fees are recorded as deferred revenue upon receipt or when due until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional, such as when the Company has a contractual right to payment per the terms of the contract. Advance payments are not considered a significant financing component because they are used to safeguard the Company from the failure of the other party to abide by some or all their obligations under the contract.

The Company has determined that its revenues do not require further disaggregation beyond the single service category presented, as all the revenue share similar economic characteristics, are derived from the same government and government agency customer base and exhibit similar patterns of cash flow generation under the same over-time recognition model.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

VIKING ACQUISITION CORP. I FINANCIAL STATEMENTS

NORTHSTAR EARTH & SPACE INC. FINANCIAL STATEMENTS

VIKING ACQUISITION CORP. I
CONDENSED BALANCE SHEETS

	June 30, 2026	December 31, 2025

	(Unaudited)
Assets:
Current assets
Cash	$711,805	$1,277,337
Prepaid insurance	70,000	70,000
Prepaid expenses	7,561	23,851
Total current assets	789,366	1,371,188
Long-term prepaid insurance	23,333	58,333
Cash and marketable securities held in Trust Account	235,596,242	231,467,889
Total Assets	$236,408,941	$232,897,410

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Liabilities:
Current liabilities
Accrued offering costs	$85,000	$89,090
Accrued expenses	1,033,835	91,037
Total current liabilities	1,118,835	180,127
Deferred underwriting fee	9,200,000	9,200,000
Total Liabilities	10,318,835	9,380,127

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value of approximately $10.24 and $10.06 per share as of June 30, 2026 and December 31, 2025, respectively	235,596,242	231,467,889

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 660,000 issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of June 30, 2026 and December 31, 2025	66	66
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding as of June 30, 2026 and December 31, 2025	767	767
Additional paid-in capital	—	—
Accumulated deficit	(9,506,969)	(7,951,439)
Total Shareholders’ Deficit	(9,506,136)	(7,950,606)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$236,408,941	$232,897,410

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026
General and administrative costs	$1,281,804	$1,555,530
Loss from operations	(1,281,804)	(1,555,530)

Other income:
Interest income on marketable securities held in Trust Account	(2,119,699)	(4,128,353)
Total other income	2,119,699	4,128,353

Net income	$837,895	$2,572,823

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	23,660,000	23,660,000
Basic and diluted net income per share, Class A ordinary shares	$0.03	$0.08
Weighted average shares outstanding, Class B ordinary shares, basic and diluted	7,666,667	7,666,667
Basic and diluted net income per share, Class B ordinary shares	$0.03	$0.08

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2025	660,000	$66	7,666,667	$767	$—	$(7,951,439)	$(7,950,606)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,008,654)	(2,008,654)
Net income	—	—	—	—	—	1,734,928	1,734,928
Balance – March 31, 2026 (unaudited)	660,000	66	7,666,667	767	—	(8,225,165)	(8,224,332)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,119,699)	(2,119,699)
Net income	—	—	—	—	—	837,895	837,895
Balance – June 30, 2026 (unaudited)	660,000	$66	7,666,667	$767	$—	$(9,506,969)	$(9,506,136)

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
(UNAUDITED)

Cash Flows from Operating Activities:
Net income	$2,572,823
Adjustments to reconcile net income to net cash used in operating activities:
Interest income earned on marketable securities held in Trust Account	(4,128,353)
Changes in operating assets and liabilities:
Prepaid expenses	16,290
Long-term prepaid insurance	35,000
Accounts payable and accrued expenses	942,798
Net cash used in operating activities	(561,442)

Cash Flows from Financing Activities:
Payment of offering costs	(4,090)
Net cash used in financing activities	(4,090)

Net Change in Cash	(565,532)
Cash – Beginning of period	1,277,337
Cash – End of period	$711,805

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations

Organization and General

Viking Acquisition Corp. I (the “Company”) was incorporated as a Cayman Islands exempted company on July 24, 2025. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (the “Initial Business Combination”). The Company may pursue an Initial Business Combination target in any business or industry. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act”, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of June 30, 2026, the Company had not yet commenced operations. All activity for the period from July 24, 2025 (inception) through June 30, 2026 relates to the Company’s formation and the Company’s initial public offering (the “Initial Public Offering”), which is described below, and subsequently to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Sponsor and Financing

The Company’s sponsor is Viking Acquisition Sponsor I, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on October 30, 2025 (the “IPO Registration Statement”). On November 3, 2025, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units”), which includes the full exercise by the underwriters of their over-allotment option of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale (the “Private Placement”) of an aggregate of 660,000 private placement units (each, a “Private Placement Unit”, collectively the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”). Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen”), the representative of the underwriters purchased 310,000 Private Placement Units.

Transaction costs amounted to $14,339,392, consisting of $5,175,000 of cash underwriting fee (net of $575,000 underwriters’ reimbursement), $9,200,000 of deferred underwriting fee, and $539,392 of other offering costs.

The Trust Account

Following the closing of the Initial Public Offering, on November 3, 2025, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units was placed in the trust account (the “Trust Account”), with U.S.-based trust account, Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account will initially be invested only in U.S. government treasury bills with a maturity of one hundred eighty-five (185) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank. Funds will remain in the Trust Account until the earlier of (i) the consummation

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations (cont.)

of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s first amended and restated memorandum and articles of association provides that, other than the taxes payable (as defined below), if any, none of the funds held in the Trust Account will be released until the earlier of (i) the completion of the Initial Business Combination; (ii) the redemption of any Class A ordinary shares, $0.0001 par value, of the Company (the “Public Shares”), that have been properly submitted in connection with a shareholder vote to approve an amendment to the Company’s first amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of its obligation to redeem 100% of the Public Shares if it does not complete an Initial Business Combination within 24 months from the closing of the Public Offering or (B) with respect to any other provision relating to the rights of holders of the Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to pay taxes (“taxes payable”)), (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest less taxes payable. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under New York Stock Exchange rules.

Pursuant to the Company’s first amended and restated memorandum and articles of association if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations (cont.)

law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor, officers and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined in Note 5) and Private Placement Units (and any securities underlying the Private Placement Units) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor and management team acquires Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

On April 16, 2026, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with NorthStar Earth and Space Inc., a corporation existing under the Canadian Corporate Statute (“NorthStar”), and Viking NS Amalgamation Corp., a corporation existing under the Canadian Corporate Statute (“NewCo”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination,” the closing of the Business Combination is referred to herein as the “Closing” and the date on which the Closing occurs is referred to herein as the “Closing Date.” In connection with the Closing, it is expected that Viking will change its name to “NorthStar” and Viking is referred to herein as “New Viking” as of the time following such change of name.

Subject to its terms and conditions, the Business Combination Agreement provides, among other things, that (1) at least one business day prior to the Closing Date, the Company will continue from the Cayman Islands to Canada (the “SPAC Continuation”), (2) NorthStar will conduct the Company Reorganization (as defined in the Business Combination Agreement), whereby certain NorthStar loans, debentures, and Company Securities (as defined in the Business Combination Agreement) will be exchanged for or converted into Company Shares, (3) NewCo will amalgamate with and into NorthStar (the “Amalgamation”), with NewCo surviving the Amalgamation as a wholly owned subsidiary of New Viking, pursuant to an arrangement under the applicable provisions of the Canada Business Corporations Act (the “CBCA”) and the plan of arrangement in form to be agreed upon by the parties, and (4) New Viking will adopt amended and restated articles form to be agreed upon by the parties.

Concurrently with the execution of the Business Combination Agreement, on April 16, 2026, the Company and NorthStar entered into Securities Purchase Agreements (the “PIPE Agreement”) with certain institutional investors (the “PIPE Investors”). Pursuant to the PIPE Agreement, the PIPE Investors agreed to subscribe for and purchase, and NorthStar agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate number of shares of NorthStar equal to $30 million of New Viking Shares, on an as exchanged basis, as well as warrants to purchase shares of NorthStar which are to be converted into warrants to acquire 3,000,000 New Viking Shares at Closing. Such warrants will have the same terms as the New Viking Public Warrants (as defined in the PIPE Agreement). In addition, the Sponsor agreed to transfer to the PIPE Investors an aggregate of 3,000,000 Founders Shares at Closing and the Company agreed to issue 500,000 New Viking Shares to Sponsor.

On May 15, 2026, the Company, NorthStar and NewCo entered into Amendment No. 1 to Business Combination Agreement (the “Amendment”). The Amendment (i) revises the sequencing and mechanics of certain transactions contemplated by the Business Combination Agreement, including providing that the redemption of the Company’s

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations (cont.)

public shares will occur prior to the Company’s continuation from the Cayman Islands to Canada and prior to the Closing; (ii) updates the structure and steps of the transactions to be effected at Closing, including with respect to share conversions, warrant conversions and equity exchanges in connection with the Amalgamation; (iii) clarifies the intended U.S. and Canadian tax treatment of the transactions; and (iv) makes related conforming and definitional changes to the Business Combination Agreement.

Risks and Uncertainties

The Company’s ability to complete an Initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an Initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an Initial Business Combination.

Liquidity and Capital Resources

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standard Codification (“ASC”) 205-40, management has determined that the Company’s liquidity condition raises substantial doubt about its ability to continue as a going concern. While the Company has cash of $711,805 and working capital deficit of $329,469 as of June 30, 2026, and these resources may not be sufficient to fund the costs associated with identifying a target business, conducting due diligence, and negotiating an Initial Business Combination.

Accordingly, the Company may require additional capital to sustain operations through the completion of an Initial Business Combination. If the Company is unable to secure adequate financing or complete a Business Combination within the required timeframe, it may be forced to curtail operations or liquidate. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these unaudited condensed financial statements are issued.

The accompanying unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 18, 2026. The interim results for the three and six months ended June 30, 2026, are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future periods.

Emerging Growth Company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The significant accounting estimates included in these unaudited condensed financial statements are the determination of the fair value of the warrants and share-based compensation. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $711,805 and $1,277,337 and did not have any cash equivalent as of June 30, 2026 and December 31, 2025, respectively.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

Cash and Marketable Securities Held in Trust Account

The Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest income on marketable securities held in Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of June 30, 2026, the assets held in the Trust Account, amounting to $235,596,242, of which $13 was held in cash and $235,596,229 was held in marketable securities invested in U.S. Treasury funds. As of December 31, 2025, the assets held in the Trust Account, amounting to $231,467,889, of which $74 was held in cash and $231,467,815 was held in marketable securities invested in U.S. Treasury funds.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the condensed balance sheets, primarily due to their short-term nature.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering costs consisted principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Public Shares are charged to temporary equity. Offering costs allocated to the Public Warrants and the Private Placement Units are charged to shareholders’ deficit as, after management’s evaluation, the underlying instruments are accounted for as equity classified.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2026 and December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Warrant Instruments

The Company accounted for the Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above will not be precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

Share-Based Payment Arrangements

The Company accounts for share awards in accordance with FASB ASC 718, “Compensation — Stock Compensation,” which requires that all equity awards be accounted for at their “fair value.” Fair value is measured on the grant date and is equal to the underlying value of the share.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a Business Combination). For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates; previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s Initial Business Combination. In accordance with FASB ASC 480-10-S99, the Company classifies Public Shares subject to possible redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of June 30, 2026 and December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity,

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

outside of the shareholders’ deficit section of the Company’s condensed balance sheets. As of June 30, 2026 and December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the condensed balance sheets are reconciled in the following table:
Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(4,830,000)
Public Shares issuance costs	(14,023,535)
Plus:
Accretion of carrying value to redemption value	24,449,777
Class A ordinary shares subject to possible redemption, December 31, 2025	$231,467,889
Plus:
Accretion of carrying value to redemption value	2,008,654
Class A ordinary shares subject to possible redemption, March 31, 2026	$233,476,543
Plus:
Accretion of carrying value to redemption value	2,119,699
Class A ordinary shares subject to possible redemption, June 30, 2026	$235,596,242

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata to the shares. Net income per Ordinary Share (as defined in Note 7) is computed by dividing net income by the weighted average number of Ordinary Shares outstanding for the period. Accretion associated with the redeemable Ordinary Shares is excluded from income per Ordinary Share as the redemption value approximates fair value.

The calculation of diluted income per Ordinary Share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, (ii) the exercise of the Over-Allotment Option and (iii) Private Placement, since the average price of the Ordinary Shares for the three and six months ended June 30, 2026 was less than the exercise price and therefore, the inclusion of such Warrants under the Treasury stock method would be anti-dilutive and the exercise is contingent upon the occurrence of future events. The Warrants are exercisable to purchase 7,886,643 Class A ordinary shares in the aggregate. As a result, diluted net income per Ordinary Share is the same as basic net income per Ordinary Share for the periods presented.

The following tables reflect the calculation of basic and diluted net income per Ordinary Share:
	For the Three Months Ended June 30, 2026		For the Six Months Ended June 30, 2026
Basic and diluted net income per ordinary share	Class A	Class B	Class A	Class B
Basic and diluted net income per Ordinary Share
Numerator:
Allocation of net income	$632,835	$205,060	$1,943,168	$629,655
Denominator:
Basic and diluted weighted average Ordinary Shares outstanding	23,660,000	7,666,667	23,660,000	7,666,667
Basic and diluted net income per Ordinary Share	$0.03	$0.03	$0.08	$0.08

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering on November 3, 2025, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Public Share and one-third of one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 660,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one Private Placement Warrant. Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen purchased 310,000 Private Placement Units.

The Private Placement Warrants included in the Private Placement Units are identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, underwriters, or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to Private Placement Warrants held by the underwriters and/or their designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with Financial Industry Regulatory Authority Rule 5110(g)(8).

Note 5 — Related Party Transactions

Founder Shares

On July 24, 2025, the Company issued an aggregate of 7,666,667 Class B ordinary shares, $0.0001 par value (the “Founder Shares”), in exchange for a $25,000 payment (approximately $0.00326 per share) from the Sponsor to cover certain expenses on behalf of the Company. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the Public Shares issuable upon conversion thereof. The Founder Shares are identical to the Public Shares included in the Units being sold in the Initial Public Offering except that the Founder Shares automatically convert into Public Shares at the time of the Initial Business Combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of the Initial Business Combination, as may be determined by the directors of the Company) or earlier at the option of the holder and are subject to certain transfer restrictions, as described in more detail below. The Sponsor had agreed to forfeit up to an aggregate of 1,000,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 25% of the Company’s issued and outstanding shares after the Initial Public Offering. The Sponsor, officers, and directors will not be entitled to redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of the Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor, officers, and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Units (and any securities underlying the

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 5 — Related Party Transactions (cont.)

Private Placement Units) held by them. On November 3, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,000,000 Founder Shares are no longer subject to forfeiture.

Certain of the Strategic Partners and Senior Advisors invested in KingsRock Viking Acquisition, LLC, and through it, indirectly in the Sponsor, thereby sharing in the appreciation of Founder Shares and Private Placement Units held by the Sponsor, provided that the Company successfully complete a Business Combination. However, such parties will have no right to control KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor prior to the consummation of a Business Combination. In addition, each of the Company’s four independent directors have purchased membership interests in KingsRock Viking Acquisition, LLC for $187 which will provide them with an indirect interest in 50,000 Founder Shares. In addition, one of the independent directors has purchased two other membership interests in KingsRock Viking Acquisition, LLC — one that he purchased for $250 which will provide him with an indirect interest in 66,666 Founder Shares, and the other that he purchased for $50,000 which will provide him with an indirect interest in 5,000 Private Placement Units. None of the independent directors will have a right to control either KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor, or otherwise, prior to the consummation of a Business Combination. The sale of the Founder Shares to the Company’s independent directors, are in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date.

The third-party valuation firm valued the Founder Shares as of September 15, 2025. The probability of de-SPAC and instrument specific market adjustment was assumed to be 45.0%; the implied Class A ordinary share price was $9.82; volatility of 6.0%; and a discount for lack of marketability of 13.0%. The valuation has identified the fair value of the Founder Shares to be $3.84 per share as of grant date. The total fair value of the 200,000 Founder Shares purchased by the four independent directors and the additional 66,666 Founder Shares purchased by one of the directors is $1,023,997 or $3.84 per share. Because the agreements did not specify any vesting terms or performance conditions, the Founder Shares were considered fully vested upon execution of the agreements. Accordingly, the Company recognized the full share-based compensation expense of $1,023,997 on the grant date.

The Sponsor, officers, and directors agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) six months after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, the date on which the Company consummates a transaction which results in the shareholders having the right to exchange their shares for cash, securities, or other property subject to certain limited exceptions.

Registration Rights

The holders of Founder Shares, Private Placement Units (and their underlying securities) and Units that may be issued upon conversion of working capital loans (and their underlying securities), if any, and any Class A ordinary shares issuable upon conversion of the Founder Shares and any Class A ordinary shares held by the Sponsor, officers, and directors at the completion of the Initial Public Offering or acquired prior to or in connection with the Initial Business Combination, will be entitled to registration rights pursuant to a registration rights agreement to be signed with the initial shareholders and the representative of the underwriters prior to or on the effective date of the registration statement for the Initial Public Offering. These holders will be entitled to make up to three demands and have “piggyback” registration rights. The representative of the underwriters may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which the prospectus for the Initial Public Offering forms a part and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 5 — Related Party Transactions (cont.)

Administrative Support Agreement

Commencing on October 31, 2025, the date that the Company’s securities are first listed in New York Stock Exchange, the Company agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2026, the Company incurred and paid $90,000 and $180,000 related to these services, respectively. During the year ended December 31, 2025, the Company incurred $60,000 under the administrative services agreement. As of June 30, 2026 and December 31, 2025, amounts outstanding under the administrative services agreement were $0 and $60,000, respectively, with the balances included in accrued expenses in the accompanying balance sheets.

Promissory Note

On July 24, 2025, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2025, or the date on which the Company consummated the Initial Public Offering. As of November 3, 2025, the Company had borrowed $98,194, which was paid in full by the Company at the closing of the Initial Public Offering and the borrowings under the Note are no longer available.

Working Capital Loans

In addition, in order to finance transaction costs in connection with its Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its Initial Business Combination, the Company will repay the Working Capital Loans. In the event that the Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any Working Capital Loans, up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units and their underlying securities would be identical to the Private Placement Units. As of June 30, 2026 and December 31, 2025, the Company had no borrowings under the Working Capital Loans.

Note 6 — Commitments and Contingencies

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On November 3, 2025, the underwriters elected to fully exercise their over-allotment option to purchase an additional 3,000,000 Units at a price of $10.00 per Unit.

The underwriters were entitled to a cash underwriting discount of $5,175,000 (2.25% of the gross proceeds of the Units sold in the Initial Public Offering). The underwriters reimbursed certain of the Company’s offering expenses amounting to $575,000.

Additionally, the underwriters are entitled to a deferred underwriting discount of 4.00% of the gross proceeds of the Initial Public Offering held in the Trust Account, $9,200,000 in the aggregate upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 6 — Commitments and Contingencies (cont.)

Service Provider Agreements

The Company has entered into service provider agreements with legal, advisory, accounting and other professional service providers in connection with its proposed Business Combination. Certain fees under these agreements are contractually payable upon the closing of the Business Combination. The Company recognizes the related costs as accrued expenses as the underlying services are rendered. Accrued amounts related to services performed through the reporting date are included in accrued expenses in the accompanying condensed financial statements.

Note 7 — Shareholders’ Deficit

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Ordinary Shares

The authorized ordinary shares of the Company includes up to 200,000,000 Class A ordinary shares with a par value of $0.0001 per share and 20,000,000 Class B ordinary shares with a par value of $0.0001 per share (the Class A ordinary shares, together with the Class B ordinary shares, the “Ordinary Shares”). If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s Ordinary Shares are entitled to one vote for each Ordinary Share (except as otherwise expressed in the Company’s first amended and restated memorandum and articles of association). As of June 30, 2026 and December 31, 2025, there are 660,000 Class A ordinary shares issued and outstanding, excluding 23,000,000 shares subject to possible redemption.

As of June 30, 2026 and December 31, 2025, there were 7,666,667 Class B ordinary shares issued and outstanding.

Warrants

As of June 30, 2026 and December 31, 2025, there were 7,886,643 Warrants outstanding, including 7,666,645 Public Warrants and 219,998 Private Placement Warrants. Each whole warrant entitles the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein, at any time commencing on the later of (a) 30 days after the completion of an Initial Business Combination, or (b) 12 months from the closing of the Initial Public Offering, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a “cashless basis” under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 7 — Shareholders’ Deficit (cont.)

The Company is not registering Public Shares issuable upon exercise of the warrants at this time. However, following the consummation of the Initial Business Combination, under the terms of the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the Public Shares issuable upon exercise of the warrants and thereafter use its commercially reasonable efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the Public Shares issuable upon exercise of the warrant and a current prospectus relating thereto. Notwithstanding the above, if Public Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash when the price per Class A ordinary shares equals or exceeds $18.00. Beginning once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•        In whole and not in part;

•        At a price of $0.01 per warrant;

•        Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders. The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout such 30 trading day period and the 30-day redemption period.

The Private Placement Warrants contained in the Private Placement Units will be non-redeemable. The Private Placement Warrants may also be exercised for cash or on a “cashless basis.” The Private Placement Warrants will not expire except upon liquidation.

Note 8 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 8 — Fair Value Measurements (cont.)

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2026 and December 31, 2025, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2026
Assets:
Cash and marketable securities held in Trust Account	1	$235,596,242
Description	Level	December 31, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$231,467,889

The fair value of the Public Warrants is $4,830,000, or $0.63 per Public Warrant. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the Public Warrants:

November 3, 2025
Underlying stock price	$9.79
Exercise price	$11.50
Volatility	6.50%
Probability of de-SPAC and market adjustment	50.00%
Risk-free rate	3.86%
Expected term to de-SPAC (years)	2.00
Warrant term (years)	7.00

Note 9 — Segment Information

FASB ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their unaudited condensed financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 9 — Segment Information (cont.)

from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed statement of operations as net income or loss. The measure of segment assets is reported on the condensed balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	June 30, 2026	December 31, 2025
Cash	$711,805	$1,277,337
Cash and marketable securities held in Trust Account	$235,596,242	$231,467,889
	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026
General and administrative costs	$1,281,804	$1,555,530
Interest earned on marketable securities held in Trust Account	$2,119,699	$4,128,353

The CODM reviews the position of total assets to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. The CODM will review the interest that will be earned and accrued on cash held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

General and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete an Initial Business Combination or similar transaction within the period the Company has to complete an Initial Business Combination. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the accompanying unaudited condensed statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the accompanying unaudited condensed statement of operations and described within their respective disclosures.
Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustments or disclosure in the unaudited condensed financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
Viking Acquisition Corp. I:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Viking Acquisition Corp. I (the “Company”) as of December 31, 2025 and the related statements of operations, changes in shareholders’ deficit and cash flows for the period from July 24, 2025 (Inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from July 24, 2025 (Inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Viking Acquisition Corp. I in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Viking Acquisition Corp. I’s auditor since 2025.

San Francisco, CA
March 17, 2026

PCAOB ID Number 100

VIKING ACQUISITION CORP. I
BALANCE SHEET
DECEMBER 31, 2025

Assets:
Current assets
Cash	$1,277,337
Prepaid insurance	70,000
Prepaid expenses	23,851
Total current assets	1,371,188
Long term prepaid insurance	58,333
Cash and marketable securities held in Trust Account	231,467,889
Total Assets	$232,897,410

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Liabilities:
Current liabilities
Accrued offering costs	$89,090
Accrued expenses	91,037
Total current liabilities	180,127
Deferred underwriting fee	9,200,000
Total Liabilities	9,380,127

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value of $10.06 per share	231,467,889

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 660,000 issued and outstanding (excluding 23,000,000 shares subject to possible redemption)	66
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding	767
Additional paid-in capital	—
Accumulated deficit	(7,951,439)
Total Shareholders’ Deficit	(7,950,606)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$232,897,410

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 24, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

General and administrative costs	$1,260,211
Loss from operations	(1,260,211)

Other income:
Interest income on marketable securities held in Trust Account	1,376,013
Unrealized gain on marketable securities held in Trust Account	91,876
Total other income	1,467,889

Net income	$207,678
Weighted average shares outstanding of Class A ordinary shares, basic	8,576,750
Basic net income per share, Class A ordinary shares	$0.01
Weighted average shares outstanding, Class B ordinary shares, basic(1)	7,029,167
Basic net income per share, Class B ordinary shares	$0.01
Weighted average shares outstanding of Class A ordinary shares, diluted	8,576,750
Diluted net income per share, Class A ordinary shares	$0.01
Weighted average shares outstanding, Class B ordinary shares, diluted(1)	7,235,417
Diluted net income per share, Class B ordinary shares	$0.01

____________

(1)      On November 3, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,000,000 Founder Shares are no longer subject to forfeiture (Note 5).

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM JULY 24, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – July 24, 2025 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	—	—	7,666,667	767	24,233	—	25,000
Sale of Private Placement Units	660,000	66	—	—	6,599,934	—	6,600,000
Fair Value of Public Warrants at issuance	—	—	—	—	4,830,000	—	4,830,000
Allocated value of transaction costs to Private Placement Units and Public Warrants	—	—	—	—	(315,857)	—	(315,857)
Share-based compensation expense	—	—	—	—	1,023,997	—	1,023,997
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(12,162,307)	(8,159,117)	(20,321,424)
Net income	—	—	—	—	—	207,678	207,678
Balance – December 31, 2025	660,000	$66	7,666,667	$767	$—	$(7,951,439)	$(7,950,606)

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 24, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Cash Flows from Operating Activities:
Net income	$207,678
Adjustments to reconcile net income to net cash used in operating activities:
Formation costs paid through promissory note – related party	4,697
Payment of general and administrative costs through advances from related party	12,420
Interest earned on marketable securities held in Trust Account	(1,376,013)
Unrealized gain on marketable securities held in Trust Account	(91,876)
Share-based compensation expense	1,023,997

Changes in operating assets and liabilities:
Prepaid expenses	(23,776)
Long term prepaid insurance	(128,333)
Accounts payable and accrued expenses	91,037
Net cash used in operating activities	(280,169)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(230,000,000)
Net cash used in investing activities	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	224,825,000
Proceeds from sale of Private Placement Units	6,600,000
Underwriters’ reimbursement	575,000
Repayment of promissory note – related party	(98,194)
Payment of offering costs	(344,300)
Net cash provided by financing activities	231,557,506

Net Change in Cash	1,277,337
Cash – Beginning of period	—
Cash – End of period	$1,277,337

Noncash investing and financing activities:
Offering costs included in accrued offering costs	$89,090
Deferred offering costs paid through promissory note – related party	$81,002
Deferred underwriting fee payable	$9,200,000

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 1 — Description of Organization and Business Operations

Organization and General

Viking Acquisition Corp. I (the “Company”) was incorporated as a Cayman Islands exempted company on July 24, 2025. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (the “Initial Business Combination”). The Company has not selected any business combination target and has not, nor has anyone on the Company’s behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company may pursue an Initial Business Combination target in any business or industry. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act”, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2025, the Company had not yet commenced operations. All activity for the period from July 24, 2025 (inception) through December 31, 2025 relates to the Company’s formation and the Initial Public Offering, which is described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Sponsor and Financing

The Company’s Sponsor is Viking Acquisition Sponsor I, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on October 30, 2025. On November 3, 2025, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units”), which includes the full exercise by the underwriters of their over-allotment option of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each “Public Warrant” and collectively, the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 660,000 private placement units (each “Private Placement Unit”, collectively the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each “Private Placement Warrant” and collectively, the “Private Placement Warrants”). Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen”), the representative of the underwriters purchased 310,000 Private Placement Units.

Transaction costs amounted to $14,339,392, consisting of $5,175,000 of cash underwriting fee (net of $575,000 underwriters’ reimbursement), $9,200,000 of deferred underwriting fee, and $539,392 of other offering costs.

The Trust Account

Following the closing of the Initial Public Offering, on November 3, 2025, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units and the Private Placement Units was placed in the trust account (the “Trust Account”), with U.S.-based trust account, Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account will initially be invested only in U.S. government treasury bills with a maturity of one hundred eighty-five (185) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 1 — Description of Organization and Business Operations (cont.)

The Company’s first amended and restated memorandum and articles of association provides that, other than the taxes payable (as defined below), if any, none of the funds held in the Trust Account will be released until the earlier of (i) the completion of the Initial Business Combination; (ii) the redemption of any Class A ordinary shares, $0.0001 par value, of the Company (the “Public Shares”), that have been properly submitted in connection with a shareholder vote to approve an amendment to the Company’s first amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of its obligation to redeem 100% of the Public Shares if it does not complete an Initial Business Combination within 24 months from the closing of the Public Offering or (B) with respect to any other provision relating to the rights of holders of the Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to pay taxes (“taxes payable”)), (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest less taxes payable. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under NYSE rules.

Pursuant to the Company’s first amended and restated memorandum and articles of association if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor, officers and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) and Private Placement Units (and any securities underlying the Private Placement Units) held by them if the Company fails to complete the Initial Business

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 1 — Description of Organization and Business Operations (cont.)

Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor and management team acquires Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Risks and Uncertainties

The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.

Liquidity and Capital Resources

In connection with the Company’s assessment of going concern in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statements — Going Concern”, the Company does not believe it will need to raise additional funds in order to meet the expenditures required to operate its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Initial Business Combination. Management has determined that upon the consummation of the Initial Public Offering and the sale of the Private Placement Units, the Company has sufficient funds to finance the working capital needs of the Company within one year from the date of issuance of the financial statements. At December 31, 2025, the Company had $1,277,337 cash and a working capital of $1,191,061.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The significant accounting estimates included in these condensed financial statements are the determination of the fair value of the warrants and share-based compensation. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $1,277,337 and did not have any cash equivalent as of December 31, 2025.

Cash and Marketable Securities Held in Trust Account

The Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of December 31, 2025, the assets held in the Trust Account, amounting to $231,467,889, of which $74 were held in cash and $231,467,815 were held in marketable securities invested in U.S. Treasury funds.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, — “Expenses of Offering.” Offering costs consisted principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Public Shares are charged to temporary equity. Offering costs allocated to the Public Warrants and Private Placement Warrants included in the Private Placement Units are charged to shareholders’ deficit as, after management’s evaluation, these are accounted for under equity treatment.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Warrant Instruments

The Company accounted for the Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above will not be precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Share-Based Payment Arrangements

The Company accounts for share awards in accordance with FASB ASC 718, “Compensation-Stock Compensation,” which requires that all equity awards be accounted for at their “fair value.” Fair value is measured on the grant date and is equal to the underlying value of the share.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a Business Combination). For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates; previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with FASB ASC 480-10-S99, the Company classifies Public Shares subject to possible redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. As of December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:
Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(4,830,000)
Public Shares issuance costs	(14,023,535)
Plus:
Remeasurement of carrying value to redemption value	20,321,424
Class A ordinary shares subject to possible redemption, December 31, 2025	$231,467,889

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata to the shares. Net loss per Ordinary Share (as defined in Note 5) is computed by dividing net income by the weighted average number of Ordinary Shares outstanding for the period. Accretion associated with the redeemable Ordinary Shares is excluded from loss per Ordinary Share as the redemption value approximates fair value.

The calculation of diluted income per Ordinary Share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, (ii) the exercise of the Over-Allotment Option and (iii) Private Placement, since the average price of the Ordinary Shares for the period from July 24, 2025 (inception) through December 31, 2025, was less than the exercise price and therefore, the inclusion of such Warrants under the Treasury stock method would be anti-dilutive and the exercise is contingent upon the occurrence of future events. The Warrants are exercisable to purchase 7,886,643 Class A Ordinary Shares in the aggregate. As a result, diluted net loss per Ordinary Share is the same as basic net loss per Ordinary Share for the periods presented.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

The following tables reflect the calculation of basic and diluted net loss per Ordinary Share:
	For the Period from July 24, 2025 (Inception) Through December 31, 2025
Basic net income per ordinary share	Class A	Class B
Basic net income per ordinary share
Numerator:
Allocation of net income, as adjusted	$114,136	$93,542
Denominator:
Basic weighted average ordinary shares outstanding	8,576,750	7,029,167
Basic net income per ordinary share	$0.01	$0.01
	For the Period from July 24, 2025 (Inception) Through December 31, 2025
Diluted net income per ordinary share	Class A	Class B
Diluted net income per ordinary share
Numerator:
Allocation of net income, as adjusted	$112,648	$95,030
Denominator:
Diluted weighted average ordinary shares outstanding	8,576,750	7,235,417
Diluted income per ordinary share	$0.01	$0.01

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering on November 3, 2025, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Public Share and one-third of one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 660,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one Private Placement Warrant. Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen purchased 310,000 Private Placement Units.

The Private Placement Warrants included in the Private Placement Units are identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, underwriters, or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to Private Placement Warrants held by the underwriters and/or their designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with Financial Industry Regulatory Authority Rule 5110(g)(8).

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 5 — Related Party Transactions

Founder Shares

On July 24, 2025, the Company issued an aggregate of 7,666,667 Class B ordinary shares, $0.0001 par value (the “Founder Shares”), in exchange for a $25,000 payment (approximately $0.00326 per share) from the Sponsor to cover certain expenses on behalf of the Company. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the Public Shares issuable upon conversion thereof. The Founder Shares are identical to the Public Shares included in the Units being sold in the Initial Public Offering except that the Founder Shares automatically convert into Public Shares at the time of the Initial Business Combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of the Initial Business Combination, as may be determined by the directors of the Company) or earlier at the option of the holder and are subject to certain transfer restrictions, as described in more detail below. The Sponsor has agreed to forfeit up to an aggregate of 1,000,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 25% of the Company’s issued and outstanding shares after the Initial Public Offering. The Sponsor, officers, and directors will not be entitled to redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of the Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor, officers, and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Units (and any securities underlying the Private Placement Units) held by them. On November 3, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,000,000 Founder Shares are no longer subject to forfeiture.

Certain of the Strategic Partners and Senior Advisors invested in KingsRock Viking Acquisition, LLC, and through it, indirectly in the Sponsor, thereby sharing in the appreciation of Founder Shares and Private Placement Units held by the Sponsor, provided that the Company successfully complete a Business Combination. However, such parties will have no right to control KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor prior to the consummation of a Business Combination. In addition, each of the Company’s four independent directors have purchased membership interests in KingsRock Viking Acquisition, LLC for $187 which will provide them with an indirect interest in 50,000 Founder Shares. In addition, one of the independent directors has purchased two other membership interests in KingsRock Viking Acquisition, LLC — one that he purchased for $250 which will provide him with an indirect interest in 66,666 Founder Shares, and the other that he purchased for $50,000 which will provide him with an indirect interest in 5,000 Private Placement Units. None of the independent directors will have a right to control either KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor, or otherwise, prior to the consummation of a Business Combination. The sale of the founder shares to the Company’s independent directors, are in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date.

The third-party valuation firm valued the Founder Shares as of September 15, 2025. The probability of De-SPAC and instrument specific market adjustment was assumed to be 45.0%; the implied Class A share price was $9.82; volatility of 6.0%; and a discount for lack of marketability of 13.0%. The valuation has identified the fair value of the Founder Shares to be $3.84 per share as of grant date. The total fair value of the 200,000 Founder Shares purchased by the four independent directors and the additional 66,666 Founder Shares purchased by one of the directors is $1,023,997 or $3.84 per share.

The Sponsor, officers, and directors agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) six months after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, the date on which the Company consummates a transaction which results in the shareholders having the right to exchange their shares for cash, securities, or other property subject to certain limited exceptions.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 5 — Related Party Transactions (cont.)

Registration Rights

The holders of Founder Shares, Private Placement Units (and their underlying securities) and Units that may be issued upon conversion of working capital loans (and their underlying securities), if any, and any Class A ordinary shares issuable upon conversion of the Founder Shares and any Class A ordinary shares held by the Sponsor, officers, and directors at the completion of the Initial Public Offering or acquired prior to or in connection with the initial Business Combination, will be entitled to registration rights pursuant to a registration rights agreement to be signed with the initial shareholders and the representative of the underwriters prior to or on the effective date of the registration statement for the Initial Public Offering. These holders will be entitled to make up to three demands and have “piggyback” registration rights. The representative of the underwriters may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which the prospectus for the Initial Public Offering forms a part and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Support Agreement

Commencing on October 31, 2025, the date that the Company’s securities are first listed in New York Stock Exchange, the Company agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period from July 24, 2025 through December 31, 2025, $60,000 amount has been accrued for these services in the Company’s balance sheet.

Promissory Note

On July 24, 2025, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2025, or the date on which the Company consummated the Initial Public Offering. As of November 3, 2025, the Company had borrowed $98,194, which was paid in full by the Company at the closing of the Initial Public Offering and the borrowings under the promissory note are no longer available.

Working Capital Loans

In addition, in order to finance transaction costs in connection with its Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its Initial Business Combination, the Company would repay the Working Capital Loans. In the event that the Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any Working Capital Loans, up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units and their underlying securities would be identical to the Private Placement Units. As of December 31, 2025, the Company had no borrowings under the Working Capital Loans.

Due from Sponsor

On November 3, 2025, the Company paid $29,570 in excess of the outstanding borrowings under the Note. On November 6, 2025, the Sponsor returned $29,570 to the Company.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 6 — Commitments and Contingencies

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On November 3, 2025, the underwriters elected to fully exercise their over-allotment option to purchase an additional 3,000,000 Units at a price of $10.00 per Unit.

The underwriters were entitled to a cash underwriting discount of $5,175,000 (2.25% of the gross proceeds of the Units sold in the Initial Public Offering). The underwriters reimbursed certain of the Company’s offering expenses amounting to $575,000.

Additionally, the underwriters are entitled to a deferred underwriting discount of 4.00% of the gross proceeds of the Initial Public Offering held in the Trust Account, $9,200,000 in the aggregate upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

Note 7 — Shareholders’ Deficit

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025, there were no preference shares issued or outstanding.

Ordinary Shares

The authorized ordinary shares of the Company include up to 200,000,000 Class A ordinary shares with a par value of $0.0001 per share and 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share (except as otherwise expressed in the Company’s first amended and restated memorandum and articles of association). As of December 31, 2025, there are 660,000 Class A ordinary shares issued and outstanding, excluding 23,000,000 shares subject to possible redemption.

As of December 31, 2025, there were 7,666,667 Class B ordinary shares issued and outstanding.

Warrants

As of December 31, 2025, there were 7,886,643 Warrants outstanding, including 7,666,645 Public Warrants and 219,998 Private Placement Warrants. Each whole warrant entitles the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein, at any time commencing on the later of (a) 30 days after the completion of an Initial Business Combination, or (b) 12 months from the closing of the Initial Public Offering, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a “cashless basis” under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 7 — Shareholders’ Deficit (cont.)

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not registering Public Shares issuable upon exercise of the warrants at this time. However, following the consummation of the Initial Business Combination, under the terms of the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the Public Shares issuable upon exercise of the warrants and thereafter use its commercially reasonable efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the Public Shares issuable upon exercise of the warrant and a current prospectus relating thereto. Notwithstanding the above, if Public Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash when the price per Class A ordinary shares equals or exceeds $18.00. Beginning once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•        In whole and not in part;

•        At a price of $0.01 per warrant;

•        Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders. The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout such 30 trading day period and the 30-day redemption period.

The Private Placement Warrants contained in the Private Placement Units will be non-redeemable. The Private Placement Warrants may also be exercised for cash or on a “cashless basis.” The Private Placement Warrants will not expire except upon liquidation.

Note 8 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 8 — Fair Value Measurements (cont.)

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$231,467,889

The fair value of the Public Warrants is $4,830,000, or $0.63 per Public Warrant. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the Public Warrants:

November 3, 2025
Underlying stock price	$9.79
Exercise price	$11.50
Volatility	6.50%
Probability of De-SPAC and market adjustment	50.00%
Risk-free rate	3.86%
Expected term to De-SPAC (years)	2.00
Warrant term (years)	7.00

Note 9 — Segment Information

FASB ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 9 — Segment Information (cont.)

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODMs review several key metrics, which include the following:

December 31, 2025
Cash	$1,277,337
Cash and marketable securities held in Trust Account	$231,467,889
For the Period from July 24, 2025 (Inception) through December 31, 2025
Operating and formation costs	$236,214
Interest earned on marketable securities held in Trust Account	$1,376,013

The CODM reviews the position of total assets to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. The CODM will review the interest that will be earned and accrued on cash held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

Operating and formation costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the Business Combination period. The CODM also reviews operating and formation costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating and formation costs, as reported on the accompanying statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the accompanying statements of operations and described within their respective disclosures.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, up to December 31, 2025, the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustments or disclosure in the financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated Balance Sheets
(expressed in Canadian dollars, except share and per share amounts)

	June 30, 2026		December 31, 2025
Assets
Current assets
Cash	C$	434,080	C$	1,267,957
Accounts receivable		2,677,404		925,595
Other receivables		4,552,525		2,686,573
Prepaid expenses		164,718		158,226
Total current assets		7,828,727		5,038,351

Property and equipment, net		2,051,015		897,171
Prepaid expenses		1,421,000		—
Right of use assets		403,123		633,692
Intangible assets, net		4,474,899		5,753,441
Total Assets	C$	16,178,764	C$	12,322,655

Liabilities and stockholders’ deficit
Accounts payable and accrued liabilities	C$	15,357,737	C$	2,311,142
Promissory notes		11,507,205		10,707,947
Short-term loans		2,284,860		2,284,860
Deferred revenue		2,641,990		2,108,044
Shareholder loans		5,550,639		5,175,494
Advance from a shareholder		1,985,004		—
Current portion of loan payable		2,408,335		1,808,333
Current portion of long-term debt		60,596		59,472
Lease liability, current		422,279		476,206
Non-controlling interest		—		2,940,000
Total current liabilities		42,218,645		27,871,498

Loans payable, net of current portion		10,591,665		11,191,667
Long-term debt, net of current portion		36,409		66,991
Convertible debentures		108,159,000		98,894,000
Lease liability, non current		—		180,124
Total liabilities		161,005,719		138,204,280

Temporary equity
Class A preferred shares, no par value, 250,000 shares issued and outstanding at June 30, 2026 and December 31, 2025		25,000,000		25,000,000
Class B preferred shares, no par value, 355,401 shares issued and outstanding at June 30, 2026 and December 31, 2025		32,535,234		32,535,234
Class B-1 preferred shares, no par value, 140,000 shares issued and outstanding at June 30, 2026 and December 31, 2025		14,000,000		14,000,000
Class B common stock, $0.01 par value, 87,504 shares issued and outstanding at June 30, 2026 and December 31, 2025		875		875
		71,536,109		71,536,109

Stockholders’ deficit
Class A common shares, $0.01 par value, 462,023 shares issued and outstanding at June 30, 2026 and December 31, 2025		4,620		4,620
Additional paid-in capital		3,939,897		3,935,405
Accumulated other comprehensive loss		(374,166)		(154,848)
Accumulated deficit		(219,933,415)		(201,202,911)
Total stockholders’ deficit		(216,363,064)		(197,417,734)
Total liabilities and stockholders’ deficit	C$	16,178,764	C$	12,322,655

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive loss
(expressed in Canadian dollars, except share and per share amounts)

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Revenue
Services revenue	C$	5,994,464	C$	4,225,877	C$	8,354,971	C$	6,068,654
Grant income		80,800		—		330,600		—
	C$	6,075,264	C$	4,225,877	C$	8,685,571	C$	6,068,654
Operating Expenses:
Program and technical management		4,818,060		2,460,622		7,518,590		4,840,837
General and administrative expenses		9,563,473		658,666		10,751,346		1,633,709
Sales and marketing expenses		1,267,220		637,691		1,780,506		1,145,592
Depreciation and amortization expenses		670,751		673,058		1,341,287		1,346,058
Loss from operations	C$	(10,244,240)	C$	(204,160)	C$	(12,706,158)	C$	(2,897,542)

Other Expenses (income)
Interest income		(6,226)		—		(10,294)		(2,498)
Interest expenses		687,244		516,609		1,351,347		1,022,219
Foreign exchange (gain) loss		87,460		(83,249)		147,894		(23,115)
Change in fair value of convertible debentures		858,000		2,880,637		9,265,000		5,761,275
Gain on extinguishment of a liability		(3,040,000)		—		(3,040,000)		—
R&D tax credit		(546,169)		(409,187)		(1,689,601)		(1,177,142)
Total other expenses		(1,959,691)		2,904,810		6,024,346		5,580,739

Net loss	C$	(8,284,549)	C$	(3,108,970)	C$	(18,730,504)	C$	(8,478,281)

Basic and diluted weighted average shares outstanding, Class A and Class B common stock		549,527		542,527		549,527		542,527
Basic and diluted net loss per Class A and Class B Common Stock		(15.59)		(6.25)		(35.10)		(16.66)

Other comprehensive loss:
Foreign currency translation adjustments		(145,376)		286,288		(219,318)		229,687
Total other comprehensive loss		(145,376)		286,288		(219,318)		229,687
Comprehensive loss	C$	(8,429,925)	C$	(2,822,682)	C$	(18,949,822)	C$	(8,248,594)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated Statements of Stockholders’ Deficit
(expressed in Canadian dollars, except share and per share amounts)

For the six months ended June 30, 2026

	Class A Common Shares		Additional Paid in capital		Accumulated Deficit		Accumulated other comprehensive loss		Total Stockholders’ Deficit
	Shares	Amount
Balance as at December 31, 2025	462,023	$4,620	C$	3,935,405	C$	(201,202,911)	C$	(154,848)	C$	(197,417,734)
Net loss for the period	—	—		—		(18,730,504)		—		(18,730,504)
Currency translation adjustment	—	—		—		—		(219,318)		(219,318)
Stock-based compensation	—	—		4,492		—		—		4,492
Balance as at June 30, 2026	462,023	$4,620	C$	3,939,897	C$	(219,933,415)	C$	(374,166)	C$	(216,363,064)

For the six months ended June 30, 2025

	Class A Common Shares			Additional Paid in capital		Accumulated Deficit		Accumulated other comprehensive loss		Total Stockholders’ Deficit
	Shares	Amount
Balance as at December 31, 2024	455,023	C$	4,550	C$	3,902,800	C$	(180,005,905)	C$	(368,970)	C$	(176,467,525)
Net loss	—		—		—		(8,478,281)		—		(8,478,281)
Currency translation adjustment	—		—		—		—		229,687		229,687
Stock-based compensation	—		—		75,266		—		—		75,266
Balance as at June 30, 2025	455,023	C$	4,550	C$	3,978,066	C$	(188,484,186)	C$	(139,283)	C$	(184,640,853)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated statement of cash flows
(expressed in Canadian dollars)

	For the six months ended June 30,
	2026		2025
Cash flows from operating activities:
Net loss for the period	C$	(18,730,504)	C$	(8,478,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses		1,341,287		1,346,058
Interest expenses		1,243,936		1,006,791
Change in fair value of convertible debentures		9,265,000		5,761,275
Stock-based compensation		4,492		75,266
Net change in right of use asset		230,569		225,772
Non-cash change in shareholder loans		—		327,363
Non-cash change in non-controlling interest		(2,940,000)		—
Change in operating assets and liabilities:
Accounts receivable		(1,751,809)		452,176
Other receivables		(1,865,952)		(991,902)
Short-Term Prepaid expenses		(6,492)		(5,857)
Accounts payable and accrued liabilities		11,076,346		(1,000,925)
Change in deferred revenue		533,946		(557,427)
Change in lease liability		(234,051)		(221,187)
Net cash used in operating activities		(1,833,232)		(2,060,878)

Cash flows from investing activities:
Additions to property and equipment		(861,339)		(32,684)
Net cash provided by investing activities		(861,339)		(32,684)

Cash flows from financing activities:
Proceeds from issuance shareholder loans		—		1,000,000
Payment on long-term debt		(29,458)		(133,570)
Payment on promissory notes		(239,865)		—
Advance from a shareholder		1,985,004		—
Short-term loans		—		1,683,388
Net cash provided by financing activities		1,715,681		2,549,818

Foreign currency translation gain (losses)		145,013		(91,840)

Net change in cash during the period		(978,890)		456,256
Cash beginning of period		1,267,957		1,149,197
Cash end of period		434,080		1,513,613

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

1. Nature of Business

NorthStar Earth & Space Inc. (the “Company”) was incorporated on November 2, 2015, under the Canada Business Corporations Act and is headquartered in Montreal, Quebec, Canada. The Company has the following wholly owned subsidiaries:

•        NorthStar Earth & Space Systems, Inc, incorporated in Delaware

•        NorthStar Earth & Space Europe S.a.r.l. incorporated in Luxembourg

The Company and its subsidiaries offer space-based data and analytics that provide early warning, monitoring, and threat detection services to defense and civilian space communities, including space agencies, satellite operators, and insurance and reinsurance organizations. The Company delivers its services through proprietary data analytics that integrate data collected from a network of space-based optical sensors and complementary ground-based observation systems, including radar and telescopes, processed through a centralized data and analytics platform.

The Company is developing earth observation capabilities that utilize advanced sensing technologies, including hyperspectral imaging, to analyze spectral signatures and detect changes in the chemical composition of objects and environments. These capabilities are intended to provide earth-based monitoring and intelligence services that support risk assessment, environmental monitoring, and sustainable management of Earth’s natural resources.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed consolidated financial statements are presented in Canadian Dollars (“CAD” or “C$”), the parent company’s functional currency and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and footnotes required for complete consolidated financial statements. In the opinion of our management, these condensed consolidated financial statements contain all normal recurring adjustments considered necessary for a fair presentation of the Company’s financial position at June 30, 2026, results of operations for the three months ended June 30, 2026 and 2025, consolidated statements of stockholders’ deficit for the three months ended June 30, 2026 and 2025, and cash flows for the three months ended June 30, 2026 and 2025. The Company’s results for the three months ended June 30, 2026 are not necessarily indicative of the results expected for the full year. These statements should be read in conjunction with our audited consolidated financial statements for the fiscal year ended December 31, 2025.

These condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, these condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. Such adjustments could be material. We have not been profitable since our inception and achieving future profitability will depend on our ability to scale our business, grow our customer base and deployments, manage our expenses, and otherwise successfully execute our business and marketing strategy, and hire and retain appropriate personnel.

To date, we have financed our operations primarily from sales of redeemable convertible debentures, preferred stock, governmental loans, common shares, shareholder loans, as well as cash flows from our operations. We expect our current cash resources to be able to fund near-term operations but are dependent on revenues to cover the next 12 months from the date of issuance of these condensed consolidated financial statements. Our ability to continue as a going concern may be dependent upon raising additional financing. On August 10, 2026, Pangaea Three Acquisition Holdings III, LLC (“PTAH III”), a significant shareholder of the Company, provided a support letter to management

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

indicating it would continue supporting the Company’s liquidity over the next twelve months. As of June 30, 2026, PTAH III advanced the Company an amount of C$1,985,004. Based on the Company’s liquidity on the date these condensed consolidated financial statements were issued, the liquidity it expects to generate from operations over the following year, and by incorporating the additional liquidity from PTAH III, the Company expects that it will have sufficient liquidity to continue as a going concern for at least the one-year period following the issuance of these condensed consolidated financial statements.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, useful life of intangible assets and impairment indicators, fair value of stock options granted, determination of discount rate and probability of Qualified Financing Event used to measure the fair value of convertible debentures, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the condensed consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Property, Plant and Equipment, net

Direct costs associated with the construction of assets, as well as renewals and betterments that materially improve or extend the useful lives of the assets, are capitalized.

The Company capitalizes costs related to the development and construction of new projects when management determines that there is a significant likelihood that the project will be completed and placed in service for its intended use. This determination is based on the achievement of key milestones, including, but not limited to, the receipt of required permits and the execution of major contracts, such as engineering, procurement, and construction contracts. Costs incurred prior to the achievement of these milestones are expensed as incurred. Included within property and equipment, net on the accompanying balance sheet was C$1,156,744 and C$0 of assets under construction as of June 30, 2026 and December 31, 2025, respectively, associated with a long-term contract with a vendor to construct four pieces of equipment that will be used to provide services to customers once construction completes and the assets are placed into service.

Leases

On June 30, 2026, the Company entered into an agreement with a satellite operator (the “Vendor”) to integrate ten (10) of the Company’s proprietary (in respect of design and operation) payloads (the “Payloads”) to be hosted on certain of the Vendor’s ’satellites. (each satellite hosting a Company Payload, a “Host Satellite”). The agreement enables the Company to conduct operations, and provide services to its customers, utilizing the satellite and communications infrastructure provided by the Vendor. Upon signing the contract, an initial amount of C$1,421,000 of installation and integration fee was invoiced by the vendor and the Company recorded it as long-term prepaid expenses on the accompanying condensed consolidated balance sheet, which will be reclassified as ROU assets at the lease commencement date.

Intangible Assets, Net

Intangible assets consist of acquired contractual rights associated with a proprietary concept of operations to develop a large scale data processing capability and low earth orbit satellite constellation of a number of satellites featuring, among other capabilities, (i) the ability to generate either hyper spectral or infrared imaging information of the Earth destined for a variety of government and commercial applications, and (ii) the ability to find, catalogue, track and forecast the path of space objects, including those that could pose a risk to operational satellites. As of the acquisition date, the concept of operations had reached commercial readiness and market deployment capability but had not yet undergone formal public launch.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Revenue Recognition

The Company generates revenue from services provided under fixed-price contracts with government and government-agency customers, which typically vary from one to four years. The Company recognized revenue in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenue is recognized when control of promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company applies this standard only to contracts where it is probable that the consideration to which it is entitled will be collected.

At contract inception, the Company assesses the services promised within each contract to identify performance obligations and determine whether each promised service is distinct. The Company’s contracts may include promises to transfer multiple services and determining whether services represent distinct performance obligations that should be accounted for separately or together may require judgment.

Continuous service contracts typically require the Company to “stand-ready” to deliver data products over the contractual term daily. The availability of the data products could be intermittent and result in a day when a data product is not delivered. There are no minimum annual or contractual guarantees for data products, and there are no adjustments to the transaction price for days when a data product is not available. Accordingly, the transaction price is recognized on a straight-line basis over the contract term beginning on the commencement date stated in the contract.

Milestone contracts typically provide customers with engineering, research, and technical services. The company measures progress toward satisfaction of the performance obligation over time using an output method based on the achievement of specified milestones, including satisfactory completion of design reviews, development plans, testing plans, validation tests, and verification tests, among others.

Revenue is recognized upon achievement of each milestone representing an evaluation of the nature of services provided, the significance of the deliverables completed, and the relative value transferred to the customer at each stage of the project and is prepared in consultation with members of accounting, engineering, and operations who have significant experience in achieving such milestones to correlate to the entity’s progress.

The Company reviews its measure of progress throughout the contract term and updates estimates as necessary to ensure revenue recognition reflects the transfer of control of services to customers.

The Company receives payments from customers based on billing schedules established in each contract. Upfront payments and fees are recorded as deferred revenue upon receipt or when due until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional, such as when the Company has a contractual right to payment per the terms of the contract. Advance payments are not considered a significant financing component because they are used to safeguard the Company from the failure of the other party to abide by some or all their obligations under the contract.

The Company has determined that its revenues do not require further disaggregation beyond the single service category presented, as all the revenue share similar economic characteristics, are derived from the same government and government agency customer base and exhibit similar patterns of cash flow generation under the same over-time recognition model.

Government Grants

The Company accounts for government grants that are not considered exchange transactions (through ASC 606) under ASC 832, Government Grants (“ASC 832”). These arrangements are generally entered into with governmental, quasi-governmental, or intergovernmental organizations to support research, development, innovation, defense technology initiatives, accelerator programs, and other qualifying activities that further public policy objectives.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Arrangement where the grantor is determined not to meet the definition of a customer under ASC 606, are accounted for under ASC 832. The Company has concluded that its current government grant arrangements do not represent contracts with customers because the grantors do not obtain goods or services that are outputs of the Company’s ordinary activities in exchange for consideration. Accordingly, such arrangements are accounted for outside the scope of ASC 606.

Arrangements that fund research, development, testing, commercialization, and other activities that are core components of the Company’s ordinary business activities and therefore are recognized as grant income as a component of revenue in the consolidated statements of operations.

Government grants are recognized as grant income when management concludes that there is reasonable assurance the Company will comply with the conditions attached to the grant and that the grant proceeds will be received. Grant income is recognized on a systematic basis over the periods in which the related qualifying activities are performed, unless the grant relates to completed activities or achievement of specified conditions, in which case recognition occurs when the applicable recognition criteria have been satisfied.

The Company presents grant income as a component of revenue in the consolidated statements of operations because the grants represent governmental assistance rather than consideration received from customers. Proceeds received in advance of satisfying the applicable recognition criteria are recorded as deferred grant income, a component of deferred revenue in the consolidated balance sheets. As of June 30, 2026 and December 31, 2025, deferred grant income was C$0 and C$161,600, respectively.

During the periods presented, the Company’s government grants primarily consisted of funding received through defense innovation and accelerator programs sponsored by governmental organizations. Such funding was intended to support technology development, innovation activities, and participation in qualifying programs.

Recently Adopted Accounting Pronouncements

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities (“ASU 2025-10”), to provide guidance on how business entities should recognize, measure, and present government grants received. The Company adopted ASC 2025-10 using the modified prospective approach and applied the amendments to grants that were entered after and grants that were not complete as of January 1, 2026. As of June 30, 2026, government grants recognized are reflected as a component of revenue in the consolidated statements of operations.

The following tables disaggregate the Company’s revenue by geographic location where the services or activities occurred:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Service revenue
Canada	C$	4,629,043	C$	—	C$	5,612,448	C$	—
United States		3,672		1,866,112		815,997		3,210,358
European Union		1,361,749		2,359,765		1,926,526		2,858,296
		5,994,464		4,225,877		8,354,971		6,068,654
Grant income
European Union		80,800		—		330,600		—
	C$	6,075,264	C$	4,225,877	C$	8,685,571	C$	6,068,654

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

The following table disaggregates the Company’s revenue by type of contract:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Continuous service	C$	4,602,815	C$	455,016	C$	5,931,444	C$	897,570
Milestone		1,391,649		3,770,861		2,423,527		5,171,084
ASC 606 revenue		5,994,464		4,225,877		8,354,971		6,068,654
Grant Income		80,800		—		330,600		—
Non-ASC 606 revenue		80,800		—		330,600		—
	C$	6,075,264	C$	4,225,877	C$	8,685,571	C$	6,068,654

3. Other Receivables

Other receivables consisted of the following:

	June 30, 2026		December 31, 2025
Research and Development tax credits receivable	C$	3,816,628	C$	2,127,027
Sales taxes receivable		557,505		388,357
Government grants funding receivable		178,392		171,189
Total	C$	4,552,525	C$	2,686,573

The receivables are expected be collected within one year from the reporting period.

4. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	June 30, 2026		December 31, 2025
Litigation liability	C$	7,607,588	C$	—
Accounts payable		6,478,731		1,302,366
Accrued liabilities		504,292		443,191
Accrued payroll		328,921		565,585
Sales taxes payable		438,205		—
Total	C$	15,357,737	C$	2,311,142

5. Convertible Debentures

Convertible debentures consisted of the following:

	June 30, 2026				December 31, 2025
	Nominal Amount		Fair Value		Nominal Amount		Fair Value
Secured convertible debentures – preferred shares D	C$	54,779,539	C$	52,211,000	C$	52,145,139	C$	49,120,000
Secured convertible debenture – preferred shares C		20,928,192		20,482,000		19,921,735		19,070,000
Secured convertible debenture issued on July 26, 2021		8,004,115		8,901,000		7,772,846		8,686,000
Unsecured convertible debenture issued on September 11, 2018		20,499,380		26,565,000		19,907,076		22,018,000
Total	C$	104,211,226	C$	108,159,000	C$	99,746,796	C$	98,894,000

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

5. Convertible Debentures (cont.)

The key assumptions used to value the convertibles debentures as of June 30, 2026 and December 31, 2025 were as follows:

Discount Rate	2026	2025
Secured convertible debentures – preferred shares D	13.0%	14.0%
Secured convertible debenture – preferred shares C	13.0%	14.0%
Secured convertible debenture issued on July 26, 2021	16.2%	17.4%
Unsecured convertible debenture issued on September 11, 2018	17.2%	18.4%

6. Stock-Based Compensation

Information concerning stock options outstanding was as follows:

	June 30, 2026			December 31, 2025
	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)
Exercise price
$0.83	6,713	6,713	2.25	6,713	6,713	2.75
$0.83	450	450	3.00	450	450	3.5
$0.83	8,024	7,585	4.75	8,024	6,623	5.25
$0.83	31,371	4,398	7.75	31,471	2,623	8.25
	46,558	19,146	4.38	46,658	16,409	4.88

During the three months ended June 30, 2026, 100 options were cancelled due to a departed employee.

Stock-based compensation expense for the three months and six months ended June 30, 2026 and 2025 were presented as follows:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Program and technical management	C$	1,187		16,110	C$	2,374	C$	34,175
General and administrative		136		9,260		273		20,034
Sales and marketing		923		9,626		1,845		21,057
	C$	2,246	C$	34,996	C$	4,492	C$	75,266

7. Net Loss per Share

Basic net loss per share is calculated by dividing net loss attributable to Class A and Class B common stockholders by the weighted-average number of shares of Class A and Class B common stock outstanding during the period. Diluted net loss per share is based upon the diluted weighted average number of shares outstanding during the period. Diluted net loss per share gives effect to all potentially dilutive common share equivalents, including preferred stock and stock options, to the extent they are dilutive.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

7. Net Loss per Share (cont.)

The Company calculated net income/(loss) per share using the treasury stock method. The table below sets for the computation of basic and diluted net income/(loss) per share for the periods presented below.

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Net loss	C$	(8,284,549)	C$	(3,108,970)	C$	(18,730,504)	C$	(8,478,281)
Impact on preferred dividend	C$	(280,000)	C$	(280,000)	C$	(560,000)	C$	(560,000)
Basic and diluted weighted average common shares outstanding		549,527		542,527		549,527		542,527
Basic and diluted net loss per share	C$	(15,59)	C$	(6.25)	C$	(35.10)	C$	(16.66)

The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted average common shares outstanding and diluted net loss per share for the six months ended June 30, 2026 and June 30, 2025 because the effect of including them would have been antidilutive.

	June 30, 2026	June 30, 2025
Stock Options	46,558	37,427

8. Related Party Transactions

In the normal course of its operations, the Company entered transactions with related companies. These transactions are measured at the exchange amount, which is the amount of consideration determined and agreed to by the related parties. Significant transactions between related parties, other than those disclosed elsewhere in these condensed consolidated financial statements, are as follows:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Service fees from a subsidiary of a shareholder	C$	73,101	C$	70,132	C$	146,202	C$	136,306
Consulting fees paid to director	C$	6,291	C$	6,297	C$	12,583	C$	12,594

9. Commitments and Contingencies

Legal Proceedings

The Company is, from time to time, involved in routine legal matters, and audits and inspections by governmental agencies and other third parties which are incidental to the conduct of its business. This includes legal matters such as initiation and defense of proceedings to protect intellectual property rights, liability claims, employment claims, and similar matters. The Company believes the ultimate resolution of any such legal proceedings, audits, and inspections will not have a material adverse effect on its consolidated balance sheets, results of operations or cash flows.

Vendor Agreements

Effective June 30, 2026, the Company entered into an agreement with a satellite operator (the “Vendor”) to integrate ten (10) of the Company’s proprietary (in respect of design and operation) payloads (the “Payloads”) to be hosted on certain of the Vendor’s ’satellites. (each satellite hosting a Company Payload, a “Host Satellite”). The agreement enables the Company to conduct operations, and provide services to its customers, utilizing the satellite and communications infrastructure provided by the Vendor.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

9. Commitments and Contingencies (cont.)

The Company committed US$3,550,000 for the installation, integration, and launch of the Payloads, of which US$ 1,000,000 (C$1,421,000) was recorded as long-term prepaid expenses in the accompanying consolidated financial statements. The remaining balance is expected to be disbursed as follows:

2026	US$	1,600.000
2027	US$	280,000
2028	US$	670,000

Separately on January 28, 2026, the Company signed an ATP with a Vendor for a commencement of the design and fabrication of four optical payloads and US$ 829,500 were fully paid during this phase. On July 16, 2026, the Company entered into a full contract agreement with the same Vendor to develop the four optical payloads for contract value of US$7,277,808 including amounts previously paid as per the ATP.

10. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were available to be issued on August 11, 2026. Based upon this review, other than as described below or within these condensed consolidated financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

Spire Litigation

On March 1, 2022, NorthStar entered into a space-as-a-service contract (the “Spire Agreement”) with Spire Global Subsidiary, Inc. (“Spire”) pursuant to which Spire agreed to manufacture, launch and operate four satellites, providing the infrastructure to deliver images and data from space to NorthStar for use with NorthStar’s patented situational awareness technology. In addition to NorthStar’s upfront payments to Spire under the Spire Agreement, Spire agreed to provide NorthStar with US$4,500,000 in vendor financing for services to be rendered by Spire to NorthStar thereunder, through a promissory note bearing interest at an annual rate of 14% from October 20, 2023 to October 20, 2024 and increased to 18% from October 21, 2024 to July 31, 2026.

The four satellites were launched in January 2024. One satellite was lost in space, and the other satellites did not function in accordance with the Spire Agreement’s requirements. Among other things, NorthStar asserted that Spire failed to manufacture and launch four replacement satellites at no additional cost to NorthStar, as required by the Spire Agreement.

On September 30, 2024, NorthStar initiated arbitration proceedings before the International Court of Arbitration of the International Chamber of Commerce (“ICC”) seeking monetary damages and other relief relating to the Spire Agreement. On July 31, 2026, an ICC tribunal issued an award which dismissed NorthStar’s claims and granted Spire’s counterclaim in part. Pursuant to the award, NorthStar was directed to pay to Spire amounts due under the Spire promissory note of US$ 6,759,035, including accrued interest of US$ 2,259,035 for the period from October 20, 2023 to July 31, 2026, as reflected on the accompany condensed consolidated balance sheet as C$9,510,693, including accrued interest C$ 3,116,193. In addition, NorthStar was directed to pay damages of Spire and legal/arbitration fees and expenses of Spire of C$ 7,607,588, including accrued interest of C$ 158,165. This liability has been recorded in general and administrative expense, and in program and technical management. In connection with this decision, NorthStar has reversed the liability of C$ 3,040,000 associated with the Variable Interest Entity, as described below.

Variable Interest Entity

During the year 2025, Northstar Recovery LP, a litigation financing vehicle, (the “Litigation Financing Vehicle”) was formed. The Company is the general partner and managing member of NorthStar Recovery, LP. It was formed solely for the purpose of financing litigation-related costs of the Spire Arbitration (the “Arbitration”) as described above in the Spire litigation section, in which the Company is the plaintiff. The Litigation Financing Vehicle is capitalized by third-party limited partners (“LPs”) and is consolidated by the Company.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

10. Subsequent Events (cont.)

The Litigation Financing Vehicle is considered a Variable Interest Entity “VIE” because the limited partners, as a group, lack the power to direct the activities that most significantly impact the entity’s economic performance.

As a result of ICC tribunal issued an award which dismissed NorthStar’s claims mentioned above for the Spire litigation, the Limited Partner (“LP”) liability of C$3,040,000 was extinguished as no potential outflow are expected, the Company recognized a gain on extinguishment of a liability of the same amount in the accompany condensed consolidated financial statements. The Company has no obligation to provide additional financial support to the Litigation Financing Vehicle beyond its role as general partner and has not provided any guarantees or other forms of credit support to the Litigation Financing Vehicle as of June 30, 2026.

Thales Alenia Space France Promissory Note Modification

On April 29, 2026, the Company entered into a new agreement with Thales Alenia Space France for the repayments of the promissory note, under this agreement, the Company will (i) immediately upon signature of this Agreement pay 150,000 EUR to TAS as a reduction of the outstanding, the remaining balance will (ii) pay thereafter on or before the 20th business day of each calendar month. The outstanding balance under the agreement was EUR 1,356,456 as at April 29, 2026, which was reduced to EUR 1,206,456 following the immediate payment of EUR 150,000 at signing. The agreement matures on December 31, 2026.

Business Combination

On April 16, 2026, the Company entered into a Business Combination Agreement (the “BCA”) with Viking Acquisition Corporation I, a Cayman Islands exemption company (“Viking”), and Viking’s wholly owned subsidiary, Viking NS Amalgamation Corp., a corporation existing under the Canadian Corporate Statute (“NewCo”), where NewCo will amalgamate with and into the Company, with NewCo surviving the merger as a wholly owned subsidiary of Viking (“New NorthStar”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination,” the closing of the Business Combination is referred to herein as the “Closing” and the date on which the Closing occurs is referred to herein as the “Closing Date.” In connection with the Closing, it is expected that Viking will change its name to “NorthStar” and Viking is referred to herein as “New Viking” as of the time following such change of name.

Subject to its terms and conditions, the BCA provides, among other things, that (1) at least one business day prior to the Closing Date, the Company will continue from the Cayman Islands to Canada (the “SPAC Continuation”), (2) NorthStar will conduct the Company Reorganization (as defined in the BCA), whereby certain NorthStar loans, debentures, and Company Securities (as defined in the BCA) will be exchanged for or converted into Company Shares, (3) NewCo will amalgamate with and into NorthStar (the “Amalgamation”), with NewCo surviving the Amalgamation as a wholly owned subsidiary of New Viking, pursuant to an arrangement under the applicable provisions of the Canada Business Corporations Act (the “CBCA”) and the plan of arrangement in form to be agreed upon by the parties, and (4) New Viking will adopt amended and restated articles form to be agreed upon by the parties.

Concurrently with the execution of the Business Combination Agreement, on April 16, 2026, the Company and Viking entered into Securities Purchase Agreements (the “PIPE Agreements”) with certain institutional investors (the “PIPE Investors”). Pursuant to the PIPE Agreements, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate number of shares of the Company equal to US$30 million of New Viking Shares, on an as exchanged basis, as well as warrants to purchase shares of NorthStar which are to be converted into warrants to acquire 3,000,000 New Viking Shares at Closing. Such warrants will have the same terms as the New Viking Public Warrants (as defined in the PIPE Agreements). In addition, the sponsor of Viking (the “Sponsor”) agreed to transfer to the PIPE Investors an aggregate of 3,000,000 Viking Founders Shares at Closing and Viking agreed to issue 500,000 New Viking Shares to Sponsor.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
NorthStar Earth & Space Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NorthStar Earth & Space Inc. (the Company) as of December 31, 2025 and 2024, the related consolidated statement of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2018.

Montréal, Canada

May 14, 2026

NorthStar Earth & Space Inc.
Consolidated Balance Sheets
(expressed in Canadian dollars)

	December 31,
	2025		2024
Assets
Current assets
Cash	C$	1,267,957	C$	1,149,197
Accounts receivable		925,595		452,176
Other receivables		2,686,573		1,961,995
Prepaid expenses		158,226		177,124
Total current assets		5,038,351		3,740,492

Property and equipment, net		897,171		949,246
Right of use assets		633,692		1,087,598
Intangible assets		5,753,441		8,310,526
Total Assets	C$	12,322,655	C$	14,087,862

Liabilities and shareholders’ deficit
Accounts payable and accrued liabilities	C$	2,311,142	C$	1,596,824
Promissory notes		10,707,947		9,594,352
Short-term loans		2,284,860		—
Deferred revenue		2,108,044		1,742,620
Shareholder loans		5,175,494		3,037,162
Current portion of loan payable		1,808,333		—
Current portion of long-term debt		59,472		180,399
Lease liability, current		476,206		450,129
Non-controlling interests		2,940,000		—
Total current liabilities		27,871,498		16,601,486

Loans payable		11,191,667		13,000,000
Long-term debt		66,991		126,462
Convertible debentures		98,894,000		88,635,000
Lease liability, non current		180,124		656,330
Total liabilities		138,204,280		119,019,278

Temporary equity
Class A preferred shares, no par value, 250,000 shares issued and outstanding at December 31, 2025 and 2024		25,000,000		25,000,000
Class B preferred shares, no par value, 355,401 shares issued and outstanding at December 31, 2025 and 2024		32,535,234		32,535,234
Class B-1 preferred shares, no par value, 140,000 shares issued and outstanding at December 31, 2025 and December 31, 2024		14,000,000		14,000,000
Class B common stock, $0.01 par value, 87,504 shares issued and outstanding at December 31, 2025 and 2024		875		875
		71,536,109		71,536,109

Stockholders’ equity (deficit)
Class A common shares, $0.01 par value, 462,023 shares issued and outstanding at December 31, 2025 and 2024		4,620		4,550
Additional paid-in capital		3,935,405		3,902,800
Accumulated other comprehensive loss		(154,848)		(368,970)
Accumulated deficit		(201,202,911)		(180,005,905)
Total stockholders’ deficit		(197,417,734)		(176,467,525)
Total liabilities and shareholders’ deficit	C$	12,322,655	C$	14,087,862

The accompanying footnotes are an integral part of these consolidated financial statements

NorthStar Earth & Space Inc.
Consolidated Statements of Operations and Comprehensive loss
(expressed in Canadian dollars)

	For the years ended December 31,
	2025		2024
Revenue
Services Revenue	C$	10,645,373	C$	8,375,737

Operating Expenses:
Program and technical management		10,288,464		9,634,544
General and administrative expenses		6,314,572		5,269,195
Sales and marketing expenses		2,155,493		3,243,384
Depreciation and amortization expenses		2,686,362		2,682,872
Impairment of launch costs		—		10,198,603
Loss from operations		(10,799,518)		(22,652,861)

Other Expenses (Income)
Interest income		(24,907)		(91,219)
Interest expenses		2,333,936		1,274,135
Foreign exchange (gain) loss		(43,514)		143,932
Change in fair value of convertible debenture		10,259,000		5,347,000
R&D tax credit		(2,127,027)		(1,958,302)
Total other expenses, net		10,397,488		4,715,546
Net loss	C$	(21,197,006)	C$	(27,368,407)
Basic and diluted weighted average shares outstanding, Class A and Class B common stock		544,560		542,527
Basic and diluted net loss per Class A and Class B Common Stock	C$	(40.98)	C$	(52.51)

Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments		214,122		(423,368)
Total other comprehensive (loss) income		214,122		(423,368)
Comprehensive loss	C$	(20,982,884)	C$	(27,791,775)

The accompanying footnotes are an integral part of these consolidated financial statements

NorthStar Earth & Space Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)
(expressed in Canadian dollars)

	Common Shares Class A			Additional Paid in Capital		Accumulated Deficit		Other Comprehensive income (loss)		Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as at December 31, 2023	455,023	C$	4,550	C$	3,707,048	C$	(152,637,498)	C$	54,398	C$	(148,871,502)
Net loss for the year	—		—		—		(27,368,407)		—		(27,368,407)
Currency translation adjustment	—		—		—		—		(423,368)		(423,368)
Stock-based compensation	—		—		195,752		—		—		195,752
Balance as at December 31, 2024	455,023	C$	4,550	C$	3,902,800	C$	(180,005,905)	C$	(368,970)	C$	(176,467,525)
Net loss for the year	—		—		—		(21,197,006)		—		(21,197,006)
Issuance of Class A common shares	7,000		70		—		—		—		70
Currency translation adjustment	—		—		—		—		214,122		214,122
Stock-based compensation	—		—		32,605		—		—		32,605
Balance as at December 31, 2025	462,023	C$	4,620	C$	3,935,405	C$	(201,202,911)	C$	(154,848)	C$	(197,417,734)

The accompanying footnotes are an integral part of these consolidated financial statements

NorthStar Earth & Space Inc.
Consolidated statement of cash flows
(expressed in Canadian dollars)

	For the years ended December 31,
	2025		2024
Cash flows from operating activities:
Net loss	C$	(21,197,006)	C$	(27,368,407)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses		2,686,362		2,682,872
Impairment of setup fees and launch costs		—		10,198,603
Interest expenses		2,211,428		1,274,135
Change in fair value of convertible debentures		10,259,000		5,347,000
Foreign currency translation gain (losses)		(106,593)		183,946
Stock-based compensation		32,605		195,752
Net change in right of use asset		453,906		(174,100)
Change in long-term debt		—		207,821
Non-cash change in shareholder loans		582,104		705,523
Change in operating assets and liabilities:
Accounts receivable		(473,419)		(1,003,000)
Other receivable		(724,578)		—
Additions to other assets		—		(2,171,753)
Prepaid expenses		18,898		12,356
Accounts payable and accrued liabilities		675,946		(303,783)
Change in deferred revenue		365,424		1,347,254
Change in lease liability		(450,129)		171,217
Net cash used in operating activities		(5,666,052)		(8,694,564)

Cash flows from investing activities:
Proceeds from short-term investment		—		6,030,493
Additions to property and equipment		(77,202)		(394,834)
Net cash (used in) provided by investing activities		(77,202)		5,635,659

Cash flows from financing activities:
Capital contributions received from limited partners		2,940,000		—
Issuance shareholder loans		1,000,000		2,200,000
Long-term debt paid		(180,398)		(139,889)
Short-term loan		2,284,860		—
Promissory notes paid		(182,518)		—
Issuance of shares		70		—
Net cash provided by financing activities		5,862,014		2,060,111

Net change in cash		118,760		(998,794)
Cash, beginning of year		1,149,197		2,147,991
Cash, end of year	C$	1,267,957	C$	1,149,197

Supplemental disclosures:
Interest paid	C$	—	C$	—
Income taxes paid	C$	—	C$	—
Initial recognition of right of use asset	C$	—	C$	568,913

The accompanying footnotes are an integral part of these consolidated financial statements.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

1. Nature of Business

NorthStar Earth & Space Inc. (the “Company”) was incorporated on November 2, 2015, under the Canada Business Corporations Act and is headquartered in Montreal, Québec, Canada. The Company has the following wholly owned subsidiaries:

•        NorthStar Earth & Space Systems, Inc, incorporated in Delaware

•        NorthStar Earth & Space Europe S.a.r.l. incorporated in Luxembourg

The Company provides commercial space situational awareness services using a combination of space and ground-based sensors, delivering actionable intelligence to government and defense customers.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Additionally, the Company consolidated the financial statements of Northstar Recovery Limited Partnership (“Northstar Recovery LP”), a Litigation Financing Vehicle, formed in 2025 solely for the purpose of funding litigation-related costs (see note 21), it is considered a Variable Interest Entity (“VIE”). It has determined the Company is the primary beneficiary of Northstar Recovery LP and it satisfies both criteria under ASC 810, “Consolidation”, subtopic 10-25-38A. The primary beneficiary is the reporting entity that is required to consolidate the VIE. (see note 20)

Basis of Preparation

The accompanying consolidated financial statements are presented in Canadian Dollars “CAD”, the parent company’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

These consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, these consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. Such adjustments could be material. We have not been profitable since our inception and achieving future profitability will depend on our ability to scale our business, grow our customer base and deployments, manage our expenses, and otherwise successfully execute our business and marketing strategy, and hire and retain appropriate personnel.

To date, we have financed our operations primarily from sales of redeemable convertible debentures, preferred stock, governmental loans, common shares, shareholder loans, as well as cash flows from our operations. We expect our current cash resources to be able to fund near-term operations but are dependent on revenues to cover the next 12 months from the date of issuance of these consolidated financial statements. Our ability to continue as a going concern may be dependent upon raising additional financing. On May 6, 2026, Pangaea Three Acquisition Holdings III, LLC (“PTAH III”), a significant shareholder of the Company, provided a support letter to management indicating it would continue supporting the Company’s liquidity over the next twelve months. Based on the Company’s liquidity on the date these consolidated financial statements were issued, the liquidity it expects to generate from operations over the following year, and by incorporating the additional liquidity from PTAH III, the Company expects that it will have sufficient liquidity to continue as a going concern for at least the one-year period following the issuance of these consolidated financial statements.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Segments

ASC 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results and financial metrics such as revenue, gross profit and loss from operations for the Company as a whole, to make decisions about allocating resources and assessing financial performance therefore there is only on reportable segment.

Functional and Reporting Currency

The financial results and position of foreign subsidiaries and affiliates are translated into Canadian dollars (CAD) using the current rate method, whereby operating results are converted at the average rate of exchange for the period and assets and liabilities are converted at the closing rates on the period end date. Translation gains and losses arising from the translation of the Company’s foreign subsidiaries functional currencies to Canadian currency presentation are recognized in “Other comprehensive loss” and recognized in the Company’s “Consolidated Statements of Operations” upon the sale of the foreign operation. Asset and liability accounts are translated at the exchange rates in effect as at the balance sheet date, and revenues and expenses are translated using monthly average exchange rates.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, useful life of intangible assets and impairment indicators, fair value of stock options granted, determination of discount rate and probability of conversion used to measure the fair value of convertible debentures, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known.

Cash

The Company considers all highly liquid instruments purchased with an original maturity date of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. As of December 31, 2025 and 2024, the Company did not hold any cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. The allowance for estimated credit losses is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines that allowance based upon a review of each receivable and all known factors that could affect collectability. These factors include but are not limited to a customer’s past payment performance, customer financial condition, general economic or industry conditions and disputes regarding the invoiced amount or regarding the product or service rendered. Account balances are charged off against the allowance

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

after all means of collection have been exhausted and determined no longer collectible. There have been no recoveries or write-off of accounts receivable in the years ended December 31, 2025 or 2024. The allowance for credit losses was nil as of December 31, 2025 and 2024.

Property and Equipment, Net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over the shorter of the estimated remaining lease term or the useful lives of the related assets. Repairs and maintenance costs are expensed as incurred, whereas major improvements are capitalized as additions to property and equipment.

Property and equipment are amortized over their estimated useful lives according to the following methods and annual rates:

	Method	Rate
Office furniture	Declining balance	5 years
Leasehold improvements	Straight-line	Lease term
Computer equipment	Straight-line	3 years
Telecommunication	Straight-line	5 years

Intangible Assets, Net

Intangible assets consist of acquired contractual rights associated with a proprietary concept of operations to develop a large scale data processing capability and low earth orbit satellite constellation of a number of satellites featuring, among other capabilities, (i) the ability to generate either hyper spectral or infrared imaging information of the Earth destined for a variety of government and commercial applications, and (ii) the ability to find, catalogue, track and forecast the path of space objects, including those that could pose a risk to operational satellites. As of the acquisition date, the concept of operations had reached commercial readiness and market deployment capability, but had not yet undergone formal public launch.

They are recorded at cost and are amortized based on their estimated useful lives of 10 years using the straight-line method.

Impairment

Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets may not be recoverable. Application of alternative assumptions, such as changes in estimate of future cash flows, could produce significantly different results.

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and estimated fair value.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Financial assets measured at cost and amortized cost

When there are indications of possible impairment, the Company determines if there has been a significant adverse change to the expected timing or amounts of future cash flows expected from the financial asset. The amount of any impairment loss is determined by comparing the carrying amount of the financial asset with the highest of three amounts:

•        The present value of the cash flows expected to be generated by holding the asset, discounted using a current market rate of interest appropriate to that asset;

•        The amount that could be realized by selling the asset at the date of the consolidated balance sheet; and

•        The amount the Company expects to realize by exercising its right to any collateral held to secure repayment of the asset, net of all costs necessary to exercise those rights.

A previously recognized impairment loss is reversed to the extent that the improvement can be related to an event occurring after the impairment was recognized, but the adjusted carrying amount of the financial asset shall be no greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized.

The estimated fair values of the Company’s cash and cash equivalents, other current receivables, other assets, accounts payable, and accrued expenses and other current liabilities approximate their carrying values.

Fair Value of Financial Instruments

The three levels of the fair value hierarchy are described below:

•        Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date.

•        Level 2 — Valuations based on quoted prices for similar assets or liabilities in markets that are not active, or for which all significant inputs are observable, either directly or indirectly.

•        Level 3 — Valuations that require inputs that reflect the Company’s own assumptions that are both significant to the fair value measurement and unobservable.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

As of December 31, 2025 and 2024, other than the convertible debentures discussed below, the Company did not hold any financial assets or liabilities that were measured at fair value on a recurring or nonrecurring basis.

Convertible Debentures

The Company has elected the fair value option under ASC 825, “Financial Instruments”, subtopic 10, for its convertible debentures that contain embedded features which would otherwise require bifurcation and separate accounting under ASC 815, “Derivatives and Hedging”. The election simplifies accounting by measuring the entire instrument at fair value, with changes in fair value recognized in earnings. Fair value is determined using observable market data when available and valuation models when observable inputs are not readily available. Changes in fair value attributable to both credit risk and market risk are recorded in Other Expenses (income) in the Consolidated Statements of Operations and Comprehensive loss.

Instruments for which the fair value option has been elected are classified as short-term or long-term liabilities based on their contractual maturity dates. The convertible debentures have been classified as Level 3.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Leases

The Company accounts for leases in accordance with FASB ASC 842, “Leases”. At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Options to renew a lease are not included in the Company’s initial lease term assessment unless there is reasonable certainty that the Company will renew. The Company monitors its plans to renew its material leases on a quarterly basis.

Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The Company has elected to account for the lease and non-lease components as a combined lease component. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

We remeasure and reallocate the consideration in a lease when there is a modification of the lease that is not accounted for as a separate contract. The lease liability is remeasured when there is a change in the lease term or in the assessment of whether we will exercise a lease option.

We assess ROU assets for impairment in accordance with our long-lived asset impairment policy.

Revenue Recognition

The Company generates revenue from services, provided under fixed-price contracts with government and government-agency customers which typically vary from one to four years. The Company recognized revenue in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenue is recognized when control of promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company applies this standard only to contracts where it is probable that the consideration to which it is entitled will be collected. At contract inception, the Company assesses the services promised within each contract to identify performance obligations and determine whether each promised service is distinct. The Company’s contracts may include promises to transfer multiple services and determining whether services represent distinct performance obligations that should be accounted for separately or together may require judgment.

Continuous service contracts typically require the Company to “stand-ready” to deliver a data products over the contractual term on a daily basis. The availability of the data products could be intermittent and result in a day where a data product is not delivered. There are no minimum annual or contractual guarantees for data products and there are no adjustments to the transaction price for days when a data product was not available. Accordingly, the transaction price is recognized on a straight-line basis over the contract term beginning on the commencement date stated in the contract.

Milestone contracts typically provide customers with engineering, research, and technical services. The company measures progress toward satisfaction of the performance obligation over time using an output method based on the achievement of specified contractual milestones, including satisfactory completion of design reviews, development plans, testing plans, validation tests, and verification tests, among others.

Revenue is recognized upon achievement of each milestone in an amount that reflects the proportion of the transaction price attributable to the services transferred to the customer through that milestone. In determining the amount of revenue recognized, an evaluation of the nature of services provided, the significance of the deliverables completed, and the relative value transferred to the customer at each stage of the project is prepared in consultation with members of accounting, engineering, and operations who have significant experience in achieving such milestones. To the extent that milestone billings do not faithfully depict progress toward satisfaction of the performance obligation, revenue recognition is adjusted to reflect an estimate of the value transferred to the customer.

The Company reviews its measure of progress throughout the contract term and updates estimates as necessary to ensure revenue recognition reflect the transfer of control of services to customers.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

The Company receives payments from customers based on billing schedules established in each contract. Upfront payments and fees are recorded as deferred revenue upon receipt or when due until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional, such as when the Company has a contractual right to payment per the terms of the contract. Advance payments are not considered a significant financing component because they are used to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.

The Company has determined that its revenues do not require further disaggregation beyond the single service category presented, as all the revenue share similar economic characteristics, are derived from the same government and government agency customer base and exhibit similar patterns of cash flow generation under the same over-time recognition model.

Revenue Disaggregation

The following table disaggregates the Company’s revenue by type of contract:

	For the year ended December 31,
	2025	2024
Continuous service	$2,143,416	$1,439,672
Milestone	8,501,957	6,936,065
Total revenue	$10,645,373	$8,375,737

Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided, if, based upon the weight of available evidence, it is more likely than not that some or all the net deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances.

Basic and Diluted Net Loss Per Share

Basic net loss per share is calculated by dividing net loss attributable to Class A and Class B common stockholders by the weighted-average number of shares of Class A and Class B common stock outstanding during the year. Diluted net loss per share is based upon the diluted weighted-average number of shares outstanding during the year. Diluted net loss per share gives effect to all potentially dilutive common share equivalents, including preferred stock and stock options, to the extent they are dilutive. See to Note 13 — Net Loss Per Share.

Stock-based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock-based compensation. This model requires the Company to estimate the share price, expected volatility and the expected term of the stock options, which are highly complex and subject to significant judgment and estimation uncertainty. The Company calculates an expected volatility using an estimate across similar companies. The expected term is computed

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Warrants

Warrants issued in relation to compensation or financing are classified as a component of equity. The fair value of compensation warrants is determined at the date of grant using the Black-Scholes Option Pricing Model with assumptions for risk-free interest rates, dividend yields, volatility factors of the expected market price of the Company’s common stock and an expected life of the warrants. The fair value of financings warrants is determined by assigning the residual of the financing fair value and the net proceeds. Warrants are reclassified to share capital when they are exercised.

Research and Development Tax Credits

Research and development expenditures are expensed as incurred. The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures, including infrastructure costs. Research and development tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the expenditures eligible for the investment tax credit claim. The Company’s claim is subject to audit by Canada Revenue Agency who may disallow all or a portion of the amount recorded.

Recent Accounting Pronouncements

Issued in November 2024, ASU 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40), requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to consolidated financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the consolidated financial statements. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832) — Accounting for Government Grants Received by Business Entities. The ASU establishes guidance on the recognition, measurement, presentation and disclosure of a government grant received by a business entity. The guidance is effective for public business entities for annual reporting periods beginning after 15 December 2028, and interim periods within those annual reporting periods. For all other entities, the guidance is effective for annual reporting periods beginning after 15 December 2029. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosure.

3. Other Receivables

Other receivable consisted of the following:

	December 31,
	2025		2024
Sales tax receivable	C$	388,357	C$	272,193
Government grants receivable		171,189		—
Research and development tax credits receivable		2,127,027		1,689,802
	C$	2,686,573	C$	1,961,995

Other receivables are expected to be collected within twelve months of the corresponding balance sheet date.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

4. Property and Equipment, net

Property and equipment, net consisted of the following:

	December 31, 2025
	Cost		Accumulated Amortization		Net Book Value
Office Furniture	C$	51,600	C$	(41,173)	C$	10,427
Leasehold improvements		1,051,727		(299,574)		752,153
Computer equipment		593,877		(459,286)		134,591
Telecommunication		4,606		(4,606)		—
Total	C$	1,701,810	C$	(804,639)	C$	897,171
	December 31, 2024
	Cost		Accumulated Amortization		Net Book Value
Office Furniture	C$	51,600	C$	(38,566)	C$	13,034
Leasehold improvements		1,051,727		(275,967)		775,760
Computer equipment		516,675		(356,338)		160,337
Telecommunication		4,606		(4,491)		115
Total	C$	1,624,608	C$	(675,362)	C$	949,246

Total depreciation expense for the years ended December 31, 2025 and 2024 totaled $129,277 and $125,787, respectively.

5. Intangible Assets

The Company’s identified intangible asset consists of the following:

	December 31, 2025
	Cost		Accumulated Amortization		Net Book Value
Intellectual property	C$	25,570,852	C$	(19,817,411)	C$	5,753,441
	December 31, 2024
	Cost		Accumulated Amortization		Net Book Value
Intellectual property	C$	25,570,852	C$	(17,260,326)	C$	8,310,526

Amortization expense related to intangible assets for the years ended December 31, 2025 and 2024 was C$2,557,085.

Estimated future amortization expense of its intangible assets is as follows:

Year ending December 31,
2026	C$	2,557,085
2027		2,557,085
2028		639,271
Total	C$	5,753,441

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

6. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities is summarized as follows:

	December 31,
	2025		2024
Accrued payroll	C$	565,585	C$	433,026
Accounts payable		1,302,366		705,880
Accrued liabilities		443,191		457,918
	C$	2,311,142	C$	1,596,824

7. Promissory Notes

	December 31,
	2025		2024
Thales Alenia Space France
Promissory note of €1,000,000 ($1,608,900) issued on January 12, 2022, with an initial maturity date of March 14, 2025. A repayment agreement of the promissory was extended on April 29, 2026 (See below for details)	C$	2,113,811	C$	1,948,338

Spire Global Subsidiary, Inc.
Promissory note of US$ 4,500,000 ($6,162,750) issued on October 20, 2023, bearing interest at an annual rate of 14%, with an initial maturity date of October 20, 2024 (See below for details).		8,594,136		7,646,014
	C$	10,707,947	C$	9,594,352

On March 12, 2025, the Company entered into an agreement with Thales Alenia Space France for the repayments of the promissory note, payments shall be paid in multiple instalments from April 1, 2025 to November 1,2025. Overdue payments will be charged at EURIBOR 1 month + 8%, under this agreement, an initial repayment of EUR 115,000 (approximately C$183,000 as of December 31, 2025) was made on June 2, 2025.

On April 29, 2026, a repayment of the promissory note was extended, for which the Company will (i) immediately upon signature of this Agreement pay EUR 150,000 (approximately C$240,000 as of December 31, 2025) to TAS as a reduction of the outstanding amount, the remaining balance will (ii) pay thereafter on or before the 20th business day of each calendar month, commencing in May 2026, at a rate equal to 12% per annum. Overdue payments will be charged at EURIBOR 6 month + 12%.

On October 20, 2023, the Company issued a promissory note of US$4,500,000 (approximately C$6,525,000 as of December 31, 2025) (the “Note”) to Spire Global Subsidiary, Inc. (“Spire”) The Note arose out of the Constellation Services Framework Agreement (the “Spire Agreement”) that NorthStar and Spire entered into on March 1, 2022.

The Spire Agreement is a “space-as-a-service” contract pursuant to which NorthStar made advance payments to Spire to facilitate Spire’s obligation to manufacture, launch, and operate four satellites, and, in exchange, Spire agreed to provide the infrastructure to deliver images and data from space to NorthStar for use with NorthStar’s patented situational awareness technology. The Spire Agreement contains a mandatory arbitration provision, requiring that any dispute shall be settled by arbitration before the International Court of Arbitration of the International Chamber of Commerce (the “ICC”). On September 20, 2024, as required under the Spire Agreement, the Company filed a Request for Arbitration with the ICC, seeking damages and other relief for material breaches of the Spire Agreement (the “Arbitration”).

In addition to NorthStar’s upfront payments to Spire under the Spire Agreement, Spire agreed in the Note to provide NorthStar with US$4,500,000 (approximately C$6,525,000 as of December 31, 2025) in vendor financing for services to be rendered by Spire to NorthStar under the Spire Agreement bearing interest at an annual rate of 14%. On November 18, 2025, in its responding materials in the Arbitration, Spire consented to the ICC Tribunal’s jurisdiction over the Note. Based on the foregoing, any payment obligation of NorthStar under the Note will be resolved in the Arbitration. Given Spire’s material breaches of the Spire Agreement before the Note’s maturity date, the Company intends to argue that it has no payment obligation under the Note, among other things.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

7. Promissory Notes (cont.)

Since a final Arbitration decision is expected in the second quarter or third quarter of 2026, the Note has been reclassified as a current liability as of December 31, 2025. (See Note 21 Legal Proceedings).

8. Loans Payable

	December 31,
	2025		2024
Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”)	C$	3,500,000	C$	3,500,000
Repayment contribution received from Strategic Innovation Fund (“SIF”)		9,500,000		9,500,000
		13,000,000		13,000,000
Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”) – current portion		(1,808,333)		—
	C$	11,191,667	C$	13,000,000

Contribution agreements

Strategic Innovation Fund

On August 30, 2018, the Company entered into a contribution agreement with Her Majesty the Queen in Right of Canada through the Strategic Innovation Fund (“SIF”). Under this agreement, SIF has agreed to make a conditionally repayable contribution of a maximum of C$9,500,000 to the Company to cover the Company’s eligible costs. The Company must respect commitments relating to investments in capital projects, employment and research and development expenditures. Repayments, if any, will be calculated by a formula based on the Company’s future revenue growth over a period of 15 years; the maximum repayment is 150% of the amount of the repayable portion of the funding received. The project involves the research and development related to the architecture as well as system support and simulation and its abilities to innovate to offer new products and services within the spatial sector through the launch of the satellite constellation.

The contribution agreement was amended on December 22, 2020 and the project completion date was extended from September 4,2021 to June 30, 2023.

In 2023, the Company received C$1,412,862 from SIF resulting in a total outstanding amount of C$9,500,000.

Following the amendment of the contract on June 30, 2023, repayment terms were modified to a non-conditional repayment of C$9,500,000 over a 15-year period, with annual payments of C$633,333 beginning on July 1, 2025 until the final payment on July 1, 2039. As a result of this amendment, the total SIF contribution of C$9,500,000 has been reclassified as loan payable.

In accordance with ASC 835-30, government loans are exempt from the requirement to impute interest. Accordingly, the loan is carried at face value, and no interest has been imputed.

In November 2025, repayment terms were amended with the first payment due and payable on January 31, 2027.

Principal repayments to be made during the next five years, are as follows:

2027	C$	1,583,337
2028		950,000
2029		633,333
2030		633,333
2031		633,333
	C$	4,433,336

Economic Development Agency of Canada for the Region of Québec

On August 1, 2018, the Company entered into a contribution agreement with Economic Development Agency of Canada for the Region of Québec (“DEC”). Under this agreement, DEC agreed to pay the Company a repayable contribution of C$3,500,000 to support the project’s eligible costs of the Company in its abilities to innovate to offer new products

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

8. Loans Payable (cont.)

and services within the spatial sector through the launch of the satellite constellation. DEC’s contribution covered the professional fees and salaries incurred starting November 2, 2017 when carrying out the technical feasibility and commercial study as well as the business plan.

The Company shall repay the contribution in 60 equal and consecutive monthly instalments. The Company shall be charged interest on outstanding payments during the period of repayment. Interest calculated and compounded monthly at the average bank rate plus 3% is payable on that amount and accrues during the period beginning on the due date and ending on the day before the day on which payments are received by DEC. The first payment is due and payable on June 1, 2024, being 31 months following the amended project completion date of May 31, 2022.

On May 23, 2024, the repayment terms were amended. The Company shall repay the contribution in 53 equal instalments. The first payment is due and payable on January 1, 2025.

On February 28, 2025, the repayment terms were amended once again, the Company shall repay the contribution in 53 equal instalments. The first payment is due and payable on January 15, 2026.

On November 12, 2025, the repayment terms were amended with the first payment due and payable on December 15, 2026 as per the table below. The repayments owed and payable from January 2025 to December 2026, inclusively, as detailed in the Agreement, remain owed but are not to be paid at the agreed-upon dates — subject to the following:

•        Interests and other fees as provided in the Agreement will accrue on the amount of the January 2025 to December 2026 repayments inclusively, starting on the date of payment indicated in the Agreement for each repayment.

•        Interest accrued as of December 31, 2025 in the amount of C$38,372 was paid on March 9, 2026.

•        Interest accrued as of January 1, 2026, shall be paid by bank transfer on quarterly basis prior to the following due dates:

•        May 15, 2026

•        August 15, 2026

•        November 15, 2026

•        February 15, 2027

Principal repayments to be made during the next four years, are as follows:

2026	C$	1,808,333
2027		700,000
2028		700,000
2029		291,667
	C$	3,500,000

9. Shareholder Loans

In 2025 and in 2024, the Company entered into agreements with certain shareholders whereby such shareholders would provide continuing financial support to the Company. The loans bear interest at an annual rate of 14.5%, with a maturity date of April 30, 2025. In November 2025, the maturity date of the loans have been extended to December 31, 2026.

As of December 31, 2025 and 2024, the Company had C$5,175,494 and C$3,037,162, respectively, of such financing, including accrued interest of C$735,448 and C$118,609, respectively, a portion of the financing were denominated in USD.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

10. Convertible Debenture

Subscription and Purchase Agreement — Investissement Québec

On September 11, 2018, the Company issued an Unsecured convertible debenture for a nominal amount of C$13,000,000, bearing interest at 6% per year, accruing daily and calculated and compounded yearly, due on March 11, 2022. The debenture was subsequently extended to December 23, 2027. The debenture is convertible into common shares and or preferred shares of the Company upon a qualified financing at their lowest subscription price per share less a 25% discount, Unsecured and benefiting from a third ranking (in terms of payment) behind the 2021 IQ Debenture and the five 2022 debentures mentioned below, as per an intercreditor agreement amongst them.

On July 16, 2021, the Company issued a Secured convertible debenture (“2021 IQ Debenture”) for a nominal amount of C$6,000,000, bearing interest at 6% per year, accruing daily and calculated and compounded yearly, due on December 23, 2027. The debenture is convertible into common shares and/or preferred shares of the Company upon a qualified financing at their lowest subscription price per share less a 25% discount. Secured by a second ranking (in terms of payment) movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on December 23, 2022 for a nominal amount of C$6,000,000 which was cancelled and exchanged for a nominal amount of C$6,433,398 on November 17, 2023, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares at a price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on November 17, 2023 for a nominal amount of C$3,300,000, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred Shares at a price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

Subscription and Purchase Agreement — Telesystem Space Inc.

The Company issued a Secured convertible debenture on December 23, 2022 to Telesystem Space Inc. for a nominal amount of C$12,305,510 which was cancelled and which exchanged for a nominal value of C$13,194,373 on November 17, 2023, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares at a price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on November 17, 2023 for a nominal amount of C$5,200,000, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

10. Convertible Debenture (cont.)

Subscription and Purchase Agreement — Luxembourg Future Fund

A Secured convertible debenture was issued on December 23, 2022, for a nominal amount of C$13,197,935 which was cancelled and which exchanged for C$14,151,261 on November 17, 2023, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on November 17, 2023 for a nominal amount of C$2,000,000, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

Subscription and Purchase Agreement — Pangaea Three Acquisition Holdings III, LLC

(an affiliated entity of Cartesian Capital Group LLC)

A Secured convertible debenture was issued on December 23, 2022, or a nominal amount of C$13,617,728, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on December 23, 2027. This debenture is convertible into Class C preferred shares price of C$100 per share. The instrument is secured by the intellectual property. Secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

Subscription and Purchase Agreement — Luxembourg Space Sector Development SCSp

A Secured convertible debenture was issued on December 23, 2022, for a nominal amount of C$2,169,107, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on December 23, 2027. This debenture is convertible into Class C preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

	As of December 31,
	2025				2024
	Nominal amounts		Fair Value		Nominal amounts		Fair Value
Secured convertible debentures – preferred shares D	C$	52,145,139	C$	49,120,000	C$	47,524,742	C$	44,993,000
Secured convertible debenture – preferred shares C		19,921,735		19,070,000		18,191,889		17,330,000
Secured convertible debenture issued on July 16, 2021		7,772,846		8,686,000		7,221,659		7,493,000
Unsecured convertible debenture issued on September 11, 2018		19,907,076		22,018,000		18,780,260		18,819,000
Total	C$	99,746,796	C$	98,894,000	C$	91,718,550	C$	88,635,000

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

10. Convertible Debenture (cont.)

The Company’s convertible debentures with Investissement Québec are accounted for using a discounted cash flow model. The significant assumptions in the model are the timing and probability of conversion, and the discount rate. The timing and probability are based on Management’s best estimate of the most likely outcome, and the discount rate is based on calibration of the instrument at issuance, adjusted for changes in market yields between issuance and the valuation date.

The Class C and D Debentures also used a discounted cash flow model. The significant assumptions are the variable interest rate, the discount rate.

Some of the class C and D debentures were issued to related parties, they were issued under the same terms and conditions as the ones to non-related parties.

“Qualified Financing Event” means an offering and sale of equity securities of the Corporation for aggregate gross proceeds of at least $100,000,000 whether completed in a single transaction or a series of related transactions, consisting of newly issued treasury shares.

The key assumptions used to value the convertibles debentures as of December 31, 2025 and 2024 were as follows:

Discount Rate	2025	2024
Secured convertible debentures – preferred shares D	14.0%	13.0%
Secured convertible debenture – preferred shares C	14.0%	13.0%
Secured convertible debenture issued on July 16, 2021	17.4%	16.5%
Unsecured convertible debenture issued on September 11, 2018	18.4%	17.5%
Probability of conversion in a Qualified Financing Event	80.0%	80.0%

11. Stockholders’ Deficit

Authorized

The capital of the Company consists of an unlimited number of Class A common shares, an unlimited number of Class B common shares, an unlimited number of Class A preferred shares, an unlimited number of Class B preferred shares, an unlimited number of Class B 1 preferred shares, an unlimited number of Class C preferred shares and an unlimited number of Class D preferred shares, all without par value.

Class A common shares

Voting rights

Holders of Class A common shares shall have the right to receive notice of any meeting of shareholders of the Company, to attend such meeting and to vote thereat based on one (1) vote for each Class A common share held, except at meetings where only the holders of another class of shares are entitled to vote.

Dividends

Holders of Class A common shares shall have the right to receive, after payment of the preferential dividends on the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, pari passu with the holders of Class B common shares, pro rata on a per share basis, any dividend declared by the Company at the times and for the amounts that the directors of the Company may determine by resolution. No dividends will be paid, declared or set apart for payment in respect of any Class A common shares for any calendar year if, as a result thereof, the realizable value of the net assets of the Company would be insufficient to pay the redemption price of the Class A preferred shares, Class B preferred shares, Class B-1 preferred shares, Class C preferred shares and Class D preferred shares.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

The Class A common shares or Class B common shares may not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of common shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In addition, if any dividend is paid by issuing fully paid shares of the Company on either class of common shares an equivalently valued dividend shall be paid by issuing fully paid shares of the Company on the other class of common shares.

Liquidation and distribution

In the event of (i) a distribution of assets of the Company among its shareholders arising on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders, (ii) any amalgamation, merger, reorganization, arrangement or other transaction, involving the Company and any other entity resulting in a surviving, or continuing, or new, entity in which the shareholders of the Company, immediately prior to such amalgamation, reorganization, arrangement or other transaction own less than a majority of the outstanding voting rights immediately after such transaction, or (iii) any sale of all or substantially all of the assets of the Company in one or a series of related transactions, including a sale or license of all or substantially all of the Company’s intellectual property [each, a “Liquidity Event”], or (iv) an offering of shares of the Company to the public in a new share issuance for the first time on any North American or European recognized exchange, including the New York Stock Exchange, NASDAQ or Toronto Stock Exchange [an “Initial Public Offering”] holders of Class A common shares shall have the right, after payment of the preferential amounts owing to the holders of the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, to receive 80% of the remaining property or assets of the Company available for distribution to the Class A common shares or the Class B common shares or of any proceeds.

Class B common shares

Voting rights

Holders of Class B common shares shall have the right to receive notice of any meeting of shareholders of the Company, to attend such meeting and to vote thereat based on one (1) vote for each Class B common share held, except at meetings where only the holders of another class of shares are entitled to vote.

Dividends

Holders of Class B common shares shall have the right to receive, after payment of the preferential dividends on the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, and pari passu with the holders of Class A common shares, pro rata on a per share basis, any dividend declared by the Company at the times and for the amounts that the directors of the Company may determine by resolution. No dividends will be paid, declared or set apart for payment in respect of any Class B common shares for any calendar year if, as a result thereof, the realizable value of the net assets of the Company would be insufficient to pay the redemption price of the Class A preferred shares, Class B preferred shares, Class B-1 preferred shares, Class C preferred shares and Class D preferred shares.

The Class A common shares or Class B common shares may not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of common shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In addition, if any dividend is paid by issuing fully paid shares of the Company on either class of common shares an equivalently valued dividend shall be paid by issuing fully paid shares of the Company on the other class of common shares.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Liquidation and distribution

In the event of a Liquidity Event or an Initial Public Offering, holders of Class B common shares shall have the right, after payment of the preferential amounts owing to the holders of the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, to receive 20% of the remaining property or assets of the Company available for distribution to the Class A common shares or the Class B common shares or of any proceeds (the “Carried Interest”). Such Carried Interest shall not be transferable to any third party, provided that in the event of a Liquidity Event or an Initial Public Offering, the holders of Class B common shares, immediately prior to such Liquidity Event or Initial Public Offering, shall be entitled to receive the economic equivalent in cash or shares to the Carried Interest, at the sole discretion of the holders of Class B common shares.

The Class B common shares are presented as temporary equity because, upon the occurrence of a Liquidity Event or an Initial Public Offering, events that are not solely within the control of the Company, the holders are entitled to receive a fixed 20% carried interest in the residual proceeds, in cash or shares at the holders’ discretion. As these provisions could require the Company to transfer assets upon events outside its control, the Class B common shares are classified outside of permanent equity in accordance with SEC redeemable equity guidance.

Class A preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class A preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class B preferred shares, Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, holders of Class A preferred shares shall have the right to receive for each Class A preferred share a yearly non-cumulative dividend of 6% of the stated capital account for the Class A preferred shares issued and outstanding at the time the dividend is declared plus a premium representing the difference between the fair market value of the consideration received by the Company for the Class A preferred shares and their stated capital account divided by the number of Class A preferred shares issued and outstanding on such date. Such dividend shall be declared and paid at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares and Class B common shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year in respect of each outstanding Class A preferred share.

We account for Class A preferred stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred shares (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity.

Class A preferred shares contain certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, on December 31, 2025 and 2024, 250,000 shares of class A preferred shares subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the balance sheet at the stated capital amount representing the redemption price.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Liquidation and distribution

In the event of a Liquidity Event (see above), holders of Class A preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares and Class B common shares, but after payment of the preferential amounts owing to the holders of Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, to receive an amount per Class A preferred share equal to the Class A Redemption Price. The holders of Class A preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

Class B preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class B preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class C preferred shares and the Class D preferred shares, holders of Class B preferred shares shall have the right to receive for each Class B preferred share, pari passu with the holders of Class B-1 preferred shares, pro rata on a per share basis, a yearly non-cumulative dividend of 6% of the stated capital account for the Class B preferred shares issued and outstanding at the time the dividend is declared divided by the number of Class B preferred shares issued and outstanding on such date. Such dividend shall be declared and paid at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares and Class A preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year [and any prior calendar year with respect to any accrued and unpaid dividends for the Class B-1 preferred shares] in respect of each outstanding Class B preferred share and Class B-1 preferred share.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class B preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares, Class B common shares and Class A preferred shares, and pari passu with the holders of Class B-1 preferred shares but after payment of the preferential amounts owing to the holders of the Class C preferred shares and Class D preferred shares, to receive an amount per Class B preferred share equal to the Class B Redemption Price. The holders of Class B preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

We account for Class B preferred stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred shares (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity.

Class B preferred shares contain certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2025 and 2024, there were 355,401 shares of class B preferred shares subject to possible redemption presented as temporary equity, outside of the stockholders’ equity section of the balance sheet.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Class B preferred share to be redeemed of an amount equal to the stated capital account for the Class B preferred shares on the date of the notice of redemption divided by the number of Class B preferred shares issued and outstanding on such date, plus any declared and unpaid dividends for such Class B preferred shares (“Class B Redemption Price”)

Class B-1 preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class B-1 preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class C preferred shares and the Class D preferred shares, holders of Class B-1 preferred shares shall have the right to receive for each Class B-1 preferred share, pari passu with the holders of Class B preferred shares, pro rata on a per share basis, a yearly cumulative dividend of 8% of the stated capital account for the Class B-1 preferred shares issued and outstanding at the time the dividend is declared divided by the number of Class B-1 preferred shares issued and outstanding on such date. Such dividend shall be declared and paid by issuing fully paid Class B 1 preferred shares of the Company or in money, at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares and Class A preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year [save and except for any prior calendar year with respect to any accrued and unpaid dividends for the Class B-1 preferred shares] in respect of each outstanding Class B preferred share and Class B-1 preferred share.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class B-1 preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares, Class B common shares and Class A preferred shares, and pari passu with the holders of Class B preferred shares but after payment of the preferential amounts owing to the holders of the Class C preferred shares and Class D preferred shares, to receive an amount per Class B-1 preferred share equal to the Class B-1 Redemption Price. The holders of Class B-1 preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

We account for Class B-1 preferred stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred stock (including preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity.

Class B-1 preferred shares contain certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2025 and 2024, 140,000 shares of class B-1 preferred shares subject to possible redemption were presented as temporary equity, outside of the stockholders’ equity section of the balance sheet at the stated capital amount representing the redemption price.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Class C preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class C preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class D preferred shares, holders of Class C preferred shares shall have the right to receive for each Class C preferred share [save and except for any accrued and unpaid dividends for such Class C preferred shares as computed on the date of the last completed calendar year of the Company which shall be paid prior to the payment of any dividend to the holders of all other classes of shares], a yearly cumulative dividend of 8% of the stated capital account for the Class C preferred shares issued and outstanding at the time the dividend is declared divided by the number of Class C preferred shares issued and outstanding on such date. Such dividend shall be declared and paid by issuing fully paid Class C preferred shares of the Company or in money, at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares, Class A preferred shares, Class B preferred shares and Class B 1 preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year (and any prior calendar year with respect to any accrued and unpaid dividends for the Class C preferred shares) in respect of each outstanding Class C preferred share.

Class C preferred stock subject to possible redemption would be accounted in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred shares (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity. No class C preferred shares were issued as at December 31, 2025 and 2024.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class C preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares, Class B common shares, Class A preferred shares, Class B preferred Shares and Class B-1 preferred shares but after payment of the preferential amounts owing to the holders of the Class D preferred shares, to receive an amount per Class C preferred share equal to the Class C Redemption Price being the stated capital amount. The holders of Class C preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

Class D preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class D preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Holders of Class D preferred shares shall have the right to receive for each Class D preferred share [save and except for any accrued and unpaid dividends for such Class D preferred shares as computed on the date of the last completed calendar year of the Company which shall be paid prior to the payment of any dividend to the holders of all other classes of shares], a yearly cumulative dividend of 8% of the stated capital account for the Class D preferred shares issued and

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

outstanding at the time the dividend is declared divided by the number of Class D preferred shares issued and outstanding on such date. Such dividend shall be declared and paid by issuing fully paid Class D preferred shares of the Company or in money, at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares, Class A preferred shares, Class B preferred shares, Class B 1 preferred shares and Class C preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year (and any prior calendar year with respect to any accrued and unpaid dividends for the Class D preferred shares) in respect of each outstanding Class D preferred share.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class D preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of all other classes of shares, to receive an amount per Class D preferred share equal to the Class D Redemption Price representing the stated capital amount. The holders of Class D preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

Class D preferred stock subject to possible redemption would be accounted in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred stock (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity. No class D preferred shares were issued as at December 31, 2025 and 2024.

12. Stock-based Compensation

In accordance with the Company’s stock option plan, directors, officers, employees and consultants may be granted stock options. The plan is administrated by the Board and only the Board has full and complete authority to interpret the plan, to grant options pursuant to the plan and to establish the rules and regulations applying to it and to make all other determinations it deems necessary or useful for the administration of the plan. The shares subject to the plan are Class A common shares of the Company.

The total number of shares that may be issued under the plan shall not exceed 10% of the total issued and outstanding shares. The aggregate number of shares reserved for issuance at any time for any one participant shall not exceed 5% of the issued and outstanding shares on a fully diluted basis.

Exercise price per option for shares are fixed by the Board when such option is granted. Each option shall be exercisable during the period and according to the terms and conditions established by the Board, which shall be stipulated in the option agreement. Unless otherwise approved by the Board, an option shall be vested over a period of four years.

In 2019, the Company adopted the amended and restated NorthStar Earth and Space Inc. 2018 Stock Options Plan A (“the 2018 Plan”). As of December 31, 2025, the Current Plan authorizes the Company to award options resulting in the issuance of up to 46,658 Class A common shares stock options. The Current Plan provides grants of options to employees, non-employee directors and officers, consultants and advisors of the Company. The Current Plan is designed to promote the interests of the Company using equity investment interests to attract, motivate, and retain individuals. The Plan is administered by the Board of Directors. The Board determines the type, number, vesting requirements and other features and conditions of such awards. Generally, stock options granted from the Plan have a contractual term of ten years from the date of the grant and vest over four years.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

12. Stock-based Compensation (cont.)

The assumptions that the Company used in the Black Scholes option-pricing model to determine the grant date fair value of stock options granted to employees and non-employees were as follows, presented on a weighted-average basis:

	For the Years Ended December 31,
	2025	2024
Risk-free rate	2.82%	3.50%
Expected term (in years)	5	7
Expected volatility	75.00%	70.00%
Expected dividend yield	0.00%	0.00%

Information concerning stock options outstanding is as follows:

	2025			2024
	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)
Exercise price
C$0.01	—	—	—	7,000	7,000	1
C$0.83	6,713	6,713	2.75	8,978	8,978	3.75
C$0.83	450	450	3.5	650	650	4.5
C$0.83	8,024	6,623	5.25	10,286	5,920	6.25
C$0.83	31,471	2,623	8.25	14,938	—	9.25
	46,658	16,409	4.88	41,852	22,548	5.88

On December 6, 2023, the Company’s board of directors held a meeting where the directors approved a repricing of the subscription price of all options. As a result, all currently issued and outstanding stock options granted under the Option Agreement were repriced at a subscription price of C$196, furthermore on December 9, 2025, the options were repriced from a subscription price of C$196 to C$0.83 The new options were subject to the same service-based vesting schedule as the original options. The Company accounted for the replacement options as a modification of the terms of the option awards.

During the years ended December 31, 2025 and 2024, 7,000 and 0 stock options, respectively, were exercised. During the years ended December 31, 2025 and 2024, 21,470 and 14,938 stock options, respectively, were granted with an exercise price of C$0.83. During the years ended December 31, 2025 and 2024, 9,664 and 2,000 stock options, respectively, were cancelled.

Stock-based compensation expense for the years ended December 31, 2025 2024 was as follows:

	For the Years Ended December 31,
	2025		2024
Program and technical management	C$	12,768	C$	48,618
General and administrative		2,129		59,469
Sales and marketing		17,708		87,665
	C$	32,605	C$	195,752

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

13. Net Loss per Share

The Company calculated net loss per share using the treasury stock method. The table below sets forth the computation of basic and diluted net income/(loss) per share for the period presented below.

	For the Years Ended December 31,
	2025		2024
Net loss attributable to controlling shareholders	C$	(21,197,006)	C$	(27,368,407)
Impact of preferred dividend	C$	(1,120,000)	C$	(1,120,000)
Basic and diluted weighted average common shares outstanding		544,560		542,527
Basic and diluted net loss per share	C$	(40.98)	C$	(52.51)

The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted average common shares outstanding and diluted net loss per share for the years ended December 31, 2025 and 2024 because the effect of including them would have been antidilutive.

	December 31,
	2025	2024
Stock Options	46,658	41,852

14. Related Party Transactions

In the normal course of its operations, the Company entered into transactions with related companies. These transactions are measured at the exchange amount, which is the amount of consideration determined and agreed to by the related parties. Significant transactions between related parties, other than those disclosed elsewhere in these consolidated financial statements, are as follows:

	For the Years Ended December 31,
	2025		2024
Service fees from a subsidiary of a shareholder	C$	292.401	C$	264,696
Consulting fees paid to a shareholder	C$	—	C$	25,000
Consulting fees paid to directors	C$	25,188	C$	45,203

During the year ended December 31, 2025, the Company issued 10,000 warrants as compensation for services at an exercise price of $0.01.

Chief Financial Officer and Chief Legal Officer services

During the years ended December 31, 2025 and 2024, the Company’s shareholder provided certain services to the Company without charge. Specifically, the shareholder performed the functions of Chief Financial Officer and Chief Legal Officer. No amounts have been paid or are payable to the shareholder for these services, and no value for these services has been recorded in the accompanying financial statements. Management has concluded that recording such services at fair value is not required under U.S. GAAP, as they do not create or enhance an asset of the Company and no obligation has been incurred. The Company considers the shareholder to be a related party due to ownership interests.

15. Research and Development Grants Funding

The Company recorded a contribution received from Canadian Space Agency Class Grant and Contribution Program to Support Research, Awareness and Learning in Space Science and Technology (“CSA-STDP”) totaling C$236,312 as reductions of research and development expenses in the accompanying consolidated statement of operations as it related to a project called “Advancing SSA Data Processing Performance” that is accounted for as research and development expenses.

NorthStar Earth & Space Inc.
Notes to consolidated financial statements
(expressed in Canadian dollars)

16. Segment Information

Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results on a consolidated basis for purposes of making operating decisions, assessing financial performance and allocating resources.

The following table presents reportable segment loss from operations, including significant expense categories and revenues by country, attributable to the Company’s reportable segment for the years ended December 31, 2025 and 2024.

The CODM allocates operational costs to manage, maintain, and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

	For the years ended December 31,
	2025		2024
Revenue, by country
Services revenue – Canada	C$	660,455	C$	153,490
Services revenue – United States		5,401,535		5,696,141
Services revenue – European Union		4,583,383		2,526,106
Total services revenue		10,645,373		8,375,737

Operating Expenses:
Program and technical management		10,288,464		9,634,544
General and administrative expenses		6,314,572		4,952,526
Sales and marketing expenses		2,155,493		3,243,384
Depreciation and amortization expenses		2,686,362		2,682,872
Impairment of setup fees and launch costs		—		10,515,272
Loss from operations	C$	(10,799,518)	C$	(22,652,861)

17. Income Taxes

The future income tax assets (liabilities) of the Company consist of the following:

	December 31,
	2025		2024
Future income tax assets
Net operating loss carryforward	C$	32,634,310	C$	29,108,240
Start-up costs – United States		823,460		937,040
Property and equipment		45,170		2,269,680
Scientific research and development expenditures		4,106,340		3,413,720
Intangible assets		4,881,450		—
Financing fees		115,490		—
Subtotal Future income tax assets		42,606,220		35,728,680
Future income tax liabilities
Intangible assets		—		(313,350)
Scientific research and development tax credits		(663,860)		(671,540)
Financing fees		—		(94,230)
Subtotal Future income tax liabilities		(663,860)		(1,079,120)
Net future income tax assets		41,942,360		34,649,560
Valuation allowance		(41,942,360)		(34,649,560)
Net future income tax assets	C$	—	C$	—

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

17. Income Taxes (cont.)

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are offset by a valuation allowance at December 31, 2025, and 2024. As of December 31, 2025, the Company recorded a valuation allowance of C$41,942,360 compared to C$34,649,560 as of December 31, 2024. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both December 31, 2025 and 2024, the Company had accrued C$0 for net interest and penalties.

As of December 31, 2025, the Company has net operating loss carryforwards which are available to reduce future years’ Canadian taxable income. These gross operating loss carryforwards expire as follows:

2035	C$	292,000
2036		1,434,000
2037		1,424,000
2038		6,671,000
2039		16,604,000
2040		9,899,000
2041		16,780,000
2042		15,122,000
2043		24,592,000
2044		20,092,000
2045		7,339,391
	C$	120,249,391

In addition to the non-capital losses carried forward, the Company also has scientific research and development expenditures of approximately C$13,900,000 as of December 31, 2025, which may be utilized to reduce Canadian Federal taxable income in future years and do not expire. The Company also has United States Federal non-capital losses of C$3,381,204 carried forward indefinitely which may be utilized to reduce United States federal taxable income in future years and Luxembourg non-capital losses of C$1,177,147 carried forward which may be utilized to reduce Luxembourg taxable income in future years and begin to expire in 2041.

In addition, the Company has scientific research and development non-refundable tax credits of approximately C$2,127,000 as of December 31, 2025, which may be utilized to reduce Canadian Federal taxes payable in future years and begin to expire in 2039. The Company has not recognized the tax credits as there is no reasonable assurance that the tax credits will be realized.

As of December 31, 2025, there were approximately C$3,050,000 of capitalized start-up costs available in the United States to be amortized for United States federal income tax purposes over a period of 15 years since the active conduct of business began in 2022.

In accordance with ASC 740, “Income Taxes”, a valuation allowance has been provided to reflect the uncertainty of realizability of the deferred tax assets. The difference between Northstar effective and statutory tax rate is primarily attributed to the recognition of a valuation allowance against Canada and US losses incurred during the year.

Because of the minority status of the federal government, the business income tax measures contained in Bill C-15, Budget 2025 Implementation Act, No. 1, received Royal Assent and became enacted on 26 March 2026 (substantively enacted on 26 February 2026). Bill C-15 includes, among other business and international income tax measures, enhancements to the SR&ED tax incentive program which generally apply to tax years beginning on or after 16

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

17. Income Taxes (cont.)

December 2024, including expenditure limit, phase-out thresholds, refundability, and capital expenditures. For its taxation year ended December 31, 2025, the Company has estimated the financial impact of the enhancements to the SR&ED claim to increase to C$1,524,000, which is fully refundable.

18. Leases

On October 1, 2018, the Company entered into a 36-month lease agreement for office space in Montréal, Canada. In March 2022, the lease was amended to extend the term through June 30, 2027. The lease pertains to office space located at 384 rue Saint-Jacques, Montréal, covering both the second and third floors, with each floor comprising 4,370 square feet, for a total of 8,740 square feet. The annual rent is C$30 per square foot per floor, totaling C$262,200, payable in equal monthly instalments of C$21,850, without setoff or reduction.

The extended lease is classified as an operating lease under ASC 842, “Leases”, and is non-cancellable. It commenced on June 1, 2022, and has a term of five years and one month, ending June 30, 2027. The lease includes fixed annual rent escalations of at least 3% and variable lease payments based on the Company’s proportionate share of operating costs.

At the lease commencement date, the Company recognized a right-of-use (ROU) asset and a corresponding lease liability of approximately C$1,294,865, measured at the present value of future lease payments using a discount rate of 3.59%, which represents the Company’s incremental borrowing rate at the time the lease was entered into.

Separately, the Company entered into a non-cancellable operating lease agreement for office premises located at 24-28 rue Goethe, Luxembourg, effective February 1, 2024. The lease has an initial term of three years, ending January 31, 2027, and requires monthly base rent payments of EUR11,520 (C$18,514 at December 31, 2025), exclusive of value-added tax (VAT) and estimated operating charges. The lease also includes annual indexation of base rent tied to the Luxembourg consumer price index, subject to a 5% annual cap. This lease does not include any purchase options, residual value guarantees, or renewal terms that the Company is reasonably certain to exercise.

Upon lease commencement, the Company recognized a ROU asset and a corresponding lease liability equal to the present value of future lease payments, using a discount rate of 4.11%, which reflects the Company’s incremental borrowing rate at the lease start date.

Lease expense is recognized on a straight-line basis over the lease term. Operating lease costs for long-term leases recorded in general and administrative expenses in the condensed consolidated statements of operations were C$472,705 and C$446,731 for the years ended December 31, 2025 and 2024, respectively. Operating lease costs for short-term leases recorded in general and administrative expenses in the consolidated statements of operations were C$91,431 and C$63,179 for the years ended December 31, 2025 and 2024, respectively.

Other supplemental information relating to its operating leases is as follows:

	December 31,
	2025	2024
Other supplemental information:
Weighted average remaining lease term (years)
Operating leases	1.38	2.38
Weighted average discount rate
Operating leases	3.79%	3.79%

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

18. Leases (cont.)

The following tables present the maturity analysis of operating lease liabilities as of December 31, 2025:

Operating leases

Years	Operating Leases
2026	C$	492,758
2027		181,839
Total lease payments		674,597
Less interest		18,267
Present value of lease liabilities	C$	656,330

19. Financial Instruments and Risk Management

Financial Risks

The Company is exposed to various financial risks through transactions in financial instruments. The following provides helpful information in assessing the extent of the Company’s exposure to these risks.

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company’s main credit risk relates to its trade accounts receivable.

Currency Risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument, and the promissory notes will fluctuate because of changes in foreign exchange rates.

The following table provides a summary of foreign currency denominated financial assets and liabilities:

	2025		2024
	EUR	USD	EUR	USD
Cash	150,277	129,272	163,984	260,538
Account receivable	482,607	156,091	102,582	455,392
Accounts payable and accrued liabilities	151,670	418,052	131,259	427,588
Promissory notes	1,313,824	6,270,346	1,307,518	5,313,791
Shareholder loans	—	1,043,829	—	522,153

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its fixed interest rate financial instruments. The convertible debentures, loan payable and promissory note, shareholders loans, long-term debt and short-term loans subject the Company to an interest rate risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to this risk mainly in respect of its accounts payable and accrued liabilities, convertible debentures, loan payable, promissory notes, shareholders loans, long-term debt, short-term loans and operating lease agreements.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

20. Variable Interest Entity

During the year, Northstar Recovery LP, a litigation financing vehicle, (the “Litigation Financing Vehicle”) was formed. The Company is the general partner and managing member of NorthStar Recovery, LP. It was formed solely for the purpose of financing litigation-related costs of the Spire Arbitration (the “Arbitration”) as described in note 21, in which the Company is the plaintiff. The Litigation Financing Vehicle is capitalized by third-party limited partners (“LPs”) and is consolidated by the Company.

The Litigation Financing Vehicle is considered a Variable Interest Entity “VIE” because the limited partners, as a group, lack the power to direct the activities that most significantly impact the entity’s economic performance.

The activities that most significantly affect the economic performance of the Litigation Financing Vehicle include determination of litigation strategy, selection and management of legal counsel, and timing and approval of settlement decisions.

VIE Assets, Liabilities and Partners’ Capital

The following table presents the carrying amounts of assets and liabilities of Northstar Recovery LP as of December 31, 2025:

ASSETS
Cash and cash equivalent	C$	267,308
Accounts receivable from Northstar GP Inc.		100
Accounts receivable from Northstar Earth & Space Inc.		2,961,046
	C$	3,228,454
LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued liabilities	C$	427,355
Partners’ capital		2,801,099
	C$	3,228,454
PARTNERS’ CAPITAL	December 31, 2025
Capital contributions received during the year ended December 31, 2025	C$	2,940,100
Net investment loss for the year ended December 31, 2025		(139,001)
Partners’ capital, December 31, 2025	C$	2,801,099
EXPENSES	Year ended December 31, 2025
Professional fees	C$	138,619
Other		382
	C$	139,001

The assets of the Litigation Financing Vehicle may be used only to settle obligations of the Litigation Financing Vehicle. Creditors of the Litigation Financing Vehicle have no recourse to the general credit of the Company.

Support and Guarantees

The Company has no obligation to provide additional financial support to the Litigation Financing Vehicle beyond its role as general partner and has not provided any guarantees or other forms of credit support to the Litigation Financing Vehicle as of December 31, 2025.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

20. Variable Interest Entity (cont.)

Risk Considerations

The ultimate amount and timing of litigation proceeds, if any, are uncertain and dependent on the outcome of the Tribunal. Adverse outcomes could result in the Company receiving no proceeds from the litigation and the loss of time, effort, and litigation-related costs incurred.

The litigation proceeds if any, would be distributed through the Limited Partner based upon a waterfall mechanism that pays first to third-party limited partners and only after threshold is achieved the General Partner would receive proceeds.

The Limited Partner (“LP”) units are considered liabilities because they are in substance mandatorily redeemable on resolution of the litigation. The liability is currently measured at the amount initially contributed by the LP unitholders as any potential outflow in excess of initial contribution is dependent on a favourable amount in the litigation, which cannot be determined as of the balance sheet date.

21. Commitments and Contingencies

Legal Proceedings

On August 7, 2024, the Company filed an application for an injunction against Spire before the Ontario Superior Court of Justice to ensure that Spire continued to operate the three remaining Satellites which were in Block Failure in accordance with the Constellation Services Framework Agreement (the “Spire Agreement”). In addition, the Company claimed that Spire did not use commercially reasonable efforts to ensure that the Satellites subject to the Block Failure were replaced within 11 months at no cost to the Company, as required by the Spire Agreement. On September 12, 2024, the Company secured an order from the Ontario Superior Court of Justice requiring Spire to comply with the Spire Agreement pending a final determination on the merits of the Company’s breach of contract claims against Spire by an arbitral tribunal of the ICC. The order states, among other things, that there is “a reasonable possibility” that the Company will succeed on its claims that Spire breached the Spire Agreement in arbitration.

On September 20, 2024, as required under the Spire Agreement, the Company filed a Request for Arbitration with the ICC, seeking damages and other relief for Spire’s conduct and material breaches of the Spire Agreement. (the “Arbitration”).

On October 22, 2024, and notwithstanding the Company’s ICC Arbitration request, Spire filed a Motion for Summary Judgment in Lieu of Complaint in New York state court (the “Summary Judgment Motion”) seeking immediate payment of the Note. The Company then removed the case from state court to the U.S. District Court for the Southern District of New York given that jurisdiction was appropriate under the circumstances in federal court.

On December 17, 2024, the Company filed a motion to compel Spire to arbitrate its claim for payment under the Note and to stay the case pending the outcome of the Arbitration. The Company has consistently taken the position that the Note is inextricably intertwined with the Spire Agreement and that the Note cannot be viewed in isolation, as Spire suggests. By the very face of the Note, it constitutes vendor financing for services to be rendered by Spire under the Spire Agreement, and the Company executed the Note with the understanding that Spire would be fully conducting and completing the services set forth in the Spire Agreement and pursuant to its terms. It is the Company’s position that Spire has not done so, rendering any payment for undelivered services both (1) undeserved and inconsistent with the parties’ intended business arrangement and (2) inextricably linked to the resolution of the Company’s breach of contract claims against Spire in the Arbitration.

On January 7, 2025, the District Court judge agreed with the Company that the Summary Judgement Motion briefing should be stayed until after the Company’s motion to compel arbitration is decided. On January 8, 2025, the District Court judge referred the Company’s motion to a magistrate judge for decision. On February 24, 2025, the magistrate judge granted the Company’s motion in full, directing Spire to arbitrate its claim for payment under the Note and

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

21. Commitments and Contingencies (cont.)

staying the New York case pending the Arbitration’s outcome. In granting the Company’s motion, the court rejected Spire’s position that the Note should be construed in isolation and affirmed the Company’s position that any payment obligation under the Note is inextricably tied to Spire’s service obligations under the Spire Agreement. On November 18, 2025, in its responding materials in the Arbitration, Spire consented to the ICC Tribunal’s jurisdiction over the Note. Based on the foregoing, any payment obligation of NorthStar under the Note will be resolved in the Arbitration.

From January 19, 2026 to January 23, 2026, the ICC Tribunal conducted a witness hearing to consider all the evidence. Final argument was made on April 28, 2026. A final decision is expected in the second quarter of 2026.

22. Subsequent Events

In January 2026, the Company signed an ATP with Honeywell for a commencement of the design and fabrication of an optical Instrument, for which, the Company is committed to pay US$579,500.

On April 29, 2026, the Company entered into a new agreement with Thales Alenia Space France for the repayments of the promissory note, under this agreement, the Company will (i) immediately upon signature of this Agreement pay 150,000 EUR to TAS as a reduction of the outstanding, the remaining balance will (ii) pay thereafter on or before the 20th business day of each calendar month. The outstanding balance under the agreement was EUR 1,356,456 as of April 29, 2026, which was reduced to EUR 1,206,456 following the immediate payment of EUR 150,000 at signing. The agreement matures on December 31, 2026.

Business Combination

On April 16, 2026, NorthStar Earth and Space, Inc. (“NorthStar”) entered into a Business Combination Agreement with Viking Acquisition Corporation I (“Viking”), a special purpose acquisition company. The transaction provides for a business combination between NorthStar and Viking pursuant to which NorthStar will become a publicly traded company.

The Business Combination is expected to be completed through [a merger of a wholly owned subsidiary of Viking] with and into NorthStar, with NorthStar surviving the merger. The transaction is expected to provide NorthStar with access to capital to support the cost of sensors, their integration and deployment on hosted payloads, and associated non-recurring engineering, as well as to fund continued investment in product development and operational expansion.

The Closing of the Business Combination is subject to customary conditions, including approval by the shareholders of Viking and NorthStar and satisfaction of other closing conditions set forth in the Business Combination Agreement.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under the CBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in the preceding paragraph provided that the individual shall repay the money if the individual is not entitled to indemnification as described below.

Notwithstanding the description above, a company may not indemnify an individual entitled to indemnification described above unless the individual: (1) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, or (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation, an individual or an entity referred to above may apply to a court for an order approving an indemnity under the CBCA and the court may so order and make any further order that it sees fit.

Subject to the CBCA, the New NS Organizational Documents will require us to indemnify (i) any director or officer of New NorthStar, (ii) any former director or officer of New NorthStar, and (iii) any individual who acts or acted at New NorthStar’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with New NorthStar or other entity. New NorthStar shall also advance moneys to such a director, officer or other individual for the costs, charges and expenses of such a proceeding in accordance with the CBCA. New NorthStar is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. The New NS Organizational Documents do not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the New NS Organizational Documents. The New NS Organizational Documents also allow for us to purchase and maintain insurance for the benefit of the individuals specified above.

We have also purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity. New NorthStar may also, pursuant to the CBCA, purchase and maintain insurance, for each director and officer against any liability incurred by the director or officer in their capacity as a director or officer of New NorthStar or in their capacity as a director or officer, or similar capacity, of another entity, if they act or acted in that capacity at New NorthStar’s request.

SEC Position.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling New NorthStar pursuant to the foregoing provisions, Viking has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Articles of NorthStar Earth & Space Enterprises, Inc. (incorporated by reference to the Registrant’s Report on Form 20-F filed on October 7, 2026).
3.2	Bylaws of NorthStar Earth & Space Enterprises, Inc. (incorporated by reference to the Registrant’s Report on Form 20-F filed on October 7, 2026).
5.1*	Opinion of Greenberg Traurig, LLP.
5.2*	Opinion of Stikeman Elliott LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of Greenberg Traurig, LLP (included within Exhibit 5.1).
24.1*	Power of Attorney (included on the signature pages to this Registration Statement).
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

____________

*        Filed herewith.

Item 22. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Provided, however, that financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes as follows:

(1)    that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2)    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on October 19, 2026.

NORTHSTAR EARTH & SPACE ENTERPRISES, INC.
By:	/s/ Stewart Bain
	Name:	Stewart Bain
	Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stewart Bain and Beth Michelson as the undersigned’s true and lawful attorneys-in-fact and agents, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stewart Bain	Chief Executive Officer and Director	October 19, 2026
Stewart Bain	(Principal Executive Officer)
/s/ Beth Michelson	Chief Financial Officer and Director	October 19, 2026
Beth Michelson	(Principal Financial Officer and Principal Accounting Officer)
/s/ Charles Sirois	Chairman of the Board of Directors	October 19, 2026
Charles Sirois
/s/ Paul Pizzani	Lead Independent Director	October 19, 2026
Paul Pizzani
/s/ Philipp von Girsewald	Director	October 19, 2026
Philipp von Girsewald
/s/ Bob Reeves	Director	October 19, 2026
Bob Reeves
/s/ Denis Sirois	Director	October 19, 2026
Denis Sirois
/s/ Kim Crider	Director	October 19, 2026
Kim Crider

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of NorthStar Earth & Space Enterprises, Inc., has signed this registration statement on October 19, 2026.

By:	/s/ Beth Michelson
	Name:	Beth Michelson
	Title:	President